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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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MACK-CALI REALTY CORPORATION
11 Commerce Drive
Cranford, New Jersey 07016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2004

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") will be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302 on Thursday, May 20, 2004 at 2:00 p.m., local time, for the following purposes:

1.
To elect four persons to the Board of Directors of the Company, each to serve a three-year term and until their respective successors are elected and qualified.

2.
To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent auditors, as the Company's independent auditors for the ensuing year.

3.
To consider and vote upon a proposal to approve and adopt the Mack-Cali Realty Corporation 2004 Incentive Stock Plan.

4.
To consider and vote upon a shareholder proposal, if presented at the Annual Meeting, requesting that the Company implement a comprehensive policy governing related party transactions.

        The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 6, 2004 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,
Roger W. Thomas Secretary

April 15, 2004
Cranford, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION
11 Commerce Drive
Cranford, New Jersey 07016

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 20, 2004 at 2:00 p.m., local time, at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302, and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 15, 2004.

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) and who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (908) 272-8000 or by writing to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number 1-877-779-8683, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the Internet, by accessing the World Wide Web site http://www.eproxyvote.com/cli. Stockholders voting by the Internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Roger W. Thomas, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 6, 2004 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 60,533,615 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The New York Stock Exchange (the "NYSE") permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal No. 2, but not as to matters of the type contained in Proposal Nos. 3 and 4. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the four nominees for director named below and FOR Proposal No. 2. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or Proposal Nos. 2 and 4, but will have the same effect as a negative vote on Proposal No. 3 (unless, with respect to Proposal No. 3, the total votes cast on such Proposal represents more than 50% in interest of all securities entitled to vote on the Proposal, in which event abstentions and broker non-votes will not have any effect on the result of the vote on Proposal No. 3). Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        The following table sets forth information as of December 31, 2003 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC") on February 17, 2004, to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
The Mack Group(2)	9,432,473	13.7%
Deutsche Bank AG(3)	6,841,984	11.5%
Cohen & Steers Capital Management, Inc.(4)	6,526,122	11.0%
Security Capital Research and Management Incorporated(5)	4,312,766	7.3%

(1)
The total number of shares outstanding used in calculating this percentage does not include 14,000,923 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), through which the Company conducts its real estate activities or 5,492,868 shares reserved for issuance upon the exercise of stock options or stock warrants granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units, stock options or stock warrants are owned by the reporting person or group. This information is as of December 31, 2003.

(2)
Address: 11 Commerce Drive, Cranford, New Jersey 07016. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors of the Company, David S. Mack, a director of the Company, Earle I. Mack and Fredric Mack, each a member of the Company's Advisory Board, their immediate family members and related trusts, and Mitchell E. Hersh, the Chief Executive Officer and a director of the Company. Share information is furnished in reliance on the Schedule 13G dated February 17, 2004 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2003. This number represents shares for which the Mack Group has shared dispositive and voting power, and includes 3,277,818 common Units and 205,499 preferred Units convertible into 5,930,707 common Units, for a total of 9,208,525 common Units, redeemable for shares of Common Stock on a one-for-one basis, and 86,000 vested stock options to purchase shares of Common Stock. Furthermore, David S. Mack, a member of The Mack Group, is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 125,000 reported shares. In addition, Earle I. Mack, a member of The Mack Group, is a trustee of the Earle I. Mack Foundation, a charitable foundation that owns 100,000 reported shares. David S. Mack and Earle I. Mack, pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each have specifically disclaimed beneficial ownership of any shares owned by such foundations.

(3)
Address: Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Share information is furnished in reliance on the Schedule 13G dated February 17, 2004 of Deutsche Bank AG ("Deutsche") filed with the SEC, which represents holdings as of December 31, 2003. This number represents shares beneficially owned by the Private Clients and Asset Management business group of Deutsche and its subsidiaries and affiliates for which Deutsche has sole dispositive power by virtue of its position as the parent of RREEF America, L.L.C. ("RREEF"), Deutsche Investment Management Americas Inc. ("DIMA") and Deutsche Bank Trust Company Americas ("DBTCA"). The 6,841,984 shares owned by Deutsche includes (i) 6,357,784 shares for which RREEF has sole voting and dispositive power, (ii) 468,800 shares for which DIMA has sole dispositive power, and (iii) 15,400 shares for which DBTCA has sole voting and dispositive power.

(4)
Address: 757 Third Avenue, New York, New York 10017. Based upon information provided to the Company by Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), the Company believes that such shares are held for investment advisory clients and that Cohen & Steers disclaims beneficial ownership of those shares. Share information is furnished in reliance on the Schedule 13G dated February 17, 2004 of Cohen & Steers filed with the SEC, which represents holdings as of December 31, 2003. This number represents shares for which Cohen & Steers has sole dispositive power and includes 6,185,822 shares for which it has sole voting power.

(5)
Address: 11 South LaSalle Street, 2nd Floor, Chicago, Illinois 60603. Share information is furnished in reliance on the Schedule 13G dated February 17, 2004 of Security Capital Research and Management Incorporated ("SCR&M") filed with the SEC, which represents holdings as of December 31, 2003. This number represents shares for which SCR&M has shared dispositive and voting power.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's charter divides the Company's Board of Directors into three classes, with the members of each such class serving staggered three-year terms. The Board of Directors presently consists of twelve members as follows: Class I directors, Brendan T. Byrne, Martin D. Gruss, Vincent Tese and Roy J. Zuckerberg, whose terms expire in 2004; Class II directors, Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian, whose terms expire in 2005; and Class III directors, John R. Cali, Mitchell E. Hersh, Irvin D. Reid and Martin S. Berger, whose terms expire in 2006.

        At the Annual Meeting, the stockholders will elect four directors to serve as Class I directors. The Class I directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2007 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Alan S. Bernikow, Martin D. Gruss, Vincent Tese, and Roy J. Zuckerberg for election as Class I directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a Class I director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the by-laws of the Company. At the conclusion of the Annual Meeting, the Board of Directors will consist of twelve members with each Class having four directors. After 10 years of outstanding service to the Company as a member of the Board of Directors, including five years as a member of the Audit Committee of the Board of Directors and two years as Chairman of such committee, Brendan T. Byrne, a current Class I director, has advised the Board of Directors that he will not stand for re-election as a director of the Company when his current term expires at the Annual Meeting, and will retire at the conclusion of his current term at the Annual Meeting. The Company thanks Governor Byrne for his service and commitment to the Company and for the leadership role that he played on the Audit Committee.

        Alan S. Bernikow, director nominee, was the Deputy Chief Executive Officer at Deloitte & Touche LLP from 1998 to 2003, where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is currently a member of the board of directors of Revlon, Inc. and Revlon Consumer Products Corporation and is a member of the audit committee of Revlon, Inc., and also serves as a member of the board of directors and the audit committee of the Casual Male Retail Group Inc. These companies are the only public companies that Mr. Bernikow serves on the board of directors or any committee of the board of directors. Mr. Bernikow is also a member of the board of directors and chairman of the audit committee of the FOJP Service Corporation and of the Jewish Communal Fund; a member of the board of directors and executive committee of the United Jewish Communities—The Federations of North America; chairman of the board of directors of The Heart Institute of Staten Island; and a member of the board of directors of Saint Vincent Catholic Medical Centers, where he also serves as a member of the finance committee and as chairman of the audit & compliance committee. Mr. Bernikow has a B.B.A. degree from Baruch College and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

        Martin D. Gruss, director nominee, was appointed as a member of the Board of Directors of the Company in 1997 and as a member of the Executive Compensation and Option Committee of the Board of Directors in 1999. Mr. Gruss is the senior partner of Gruss & Co., a private investment firm. From 1989 to 1993, Mr. Gruss served as a director of Acme Metals Incorporated. Mr. Gruss currently serves as a member of the board of overseers of the Wharton School and as a trustee of the

Lawrenceville School. Mr. Gruss has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and a J.D. degree from New York University School of Law.

        Vincent Tese, director nominee, was appointed as a member of the Board of Directors of the Company in 1997, has served as chairman of the Executive Compensation and Option Committee of the Board of Directors of the Company since 1998, and served as chairman of the Nominating and Corporate Governance Committee of the Board of Directors from 2000 to 2004. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese currently serves as chairman of Wireless Cable International, Inc. and as a member of the board of directors of The Bear Stearns Companies Inc., Bowne & Company, Inc., Cablevision Systems Corporation, NWH, Inc., Gabelli Asset Management Inc. and as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a LL.M. degree in taxation from New York University School of Law.

        Roy J. Zuckerberg, director nominee, was appointed as a member of the Board of Directors of the Company in 1999, as a member of the Audit Committee of the Board of Directors of the Company in 1999, and as a member of the Executive Committee of the Board of Directors in 2000. Mr. Zuckerberg has been a senior director of the Goldman Sachs Group, Inc. since 1999. From 1997 to 1998 Mr. Zuckerberg served as vice chairman of Goldman, Sachs & Co., a member of its executive committee and head of its Equities Division. Mr. Zuckerberg served as chairman of the Securities Industry Association in 1999 and was a member of the Senior Advisors Group to the President's Council on Year 2000 Conversion. Mr. Zuckerberg is chairman of the board and a member of the executive committee of North Shore-Long Island Jewish Health System, Inc., a trustee of the American Red Cross in Greater New York and a director of the Brookdale Foundation. He is on the executive committee of the UJA-Federation. He also serves as chair of the investment committee of the University of Massachusetts Foundation. Mr. Zuckerberg received a B.S. from Lowell Technological Institute in 1958 and served in the United States Army.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of March 1, 2004 for (i) the members of the Board of Directors of the Company, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding (%)(3)	Percent of Shares Outstanding (calculated on a fully-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)(6)	64	1997	2005	3,305,383	(13)	5.21%	4.39%
Mitchell E. Hersh, Chief Executive Officer and Director(5)(6)	53	1997	2006	256,372	(14)	*	*
Timothy M. Jones, President.	48	—	—	329,544	(15)	*	*
Barry Lefkowitz, Executive Vice President and Chief Financial Officer	41	—	—	86,919		*	*
Roger W. Thomas, Executive Vice President, General Counsel and Secretary	46	—	—	78,885		*	*
Michael A. Grossman, Executive Vice President	42	—	—	68,101	(16)	*	*
Martin S. Berger, Director(7)	73	1998	2006	544,032	(17)	*
Brendan T. Byrne, Director(8)(9)	79	1994	2004	27,100	(18)	*	*
John R. Cali, Director(5)(10)	56	2000	2006	254,311	(19)	*	*
Nathan Gantcher, Director(5)(8)(11)	63	1999	2005	53,500	(20)	*	*
Martin D. Gruss, Director(12)	61	1997	2004	29,500	(21)	*	*
David S. Mack, Director(6)	62	2004	2005	2,392,947	(22)	3.83%	3.18%
Alan G. Philibosian, Director(11)(12)	50	1997	2005	30,000	(23)	*	*
Irvin D. Reid, Director(8)	63	1994	2006	1,500		*	*
Vincent Tese, Director(11)(12)	61	1997	2004	36,500	(24)	*	*
Roy J. Zuckerberg, Director(5)(8)	67	1999	2004	41,500	(25)	*	*

All directors and executive officers as a group				7,536,094	(26)	11.24%	10.01%

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, preferred Units (as converted into common Units), vested options, vested warrants and all restricted stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock (disregarding any waiting periods before such redemption is legally permitted) and the exercise of vested options and vested warrants, and all restricted stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock (disregarding any waiting periods before such redemption is legally permitted) and the exercise of all vested options and vested warrants, and all restricted stock.

(5)
Member of the Executive Committee of the Board of Directors.

(6)
In connection with the Company's combination with The Mack Organization in December 1997, as more fully described under "Certain Relationships and Related Transactions—Mack Agreement," William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Board of Directors. Pursuant to the Mack Agreement, the Company has agreed, for as long as members of the Mack Group maintain at least the "Mack

  Significant Interest," to nominate Messrs. Mack, Mack and Hersh (or their successors) for successive three-year terms upon the expiration of each three year term. As of January 15, 2004, Earle I. Mack resigned from the Board of Directors and pursuant to the terms of the Mack Agreement, David S. Mack was designated as Earle I. Mack's successor and appointed to the Board of Directors. For the definition of "Mack Significant Interest," see "Certain Relationships and Related Transactions—Mack Agreement."

(7)
In connection with the Company's acquisition of 65 Class A properties from the Robert Martin Company LLC ("Robert Martin") in January 1997, the Company granted Robert Martin the right to designate one member to the Board of Directors of the Company for six years ending at the Company's annual meeting of stockholders held on May 13, 2003 (the "RM Board Seat"). Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share the RM Board Seat. Mr. Weinberg served as a member of the Board of Directors from January 31, 1997 until December 1, 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors of the Company from December 1, 1998 until March 6, 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the annual meeting of stockholders held on May 13, 2003 (the "2003 Annual Meeting"). The Company elected to nominate Mr. Berger, a designee of Robert Martin, at the 2003 Annual Meeting, and Mr. Berger was elected to the Board of Directors at the 2003 Annual Meeting. Mr. Berger and Mr. Weinberg have agreed that the seat will be rotated between Mr. Berger and Mr. Weinberg annually. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. When not serving on the Board of Directors, Mr. Berger or Mr. Weinberg, as appropriate, will serve as a member of the Advisory Board. See "Certain Relationships and Related Transactions—Robert Martin Agreement." Mr. Weinberg owns 542,532 shares of Common Stock, which includes 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Weinberg's limited partnership interests in the Operating Partnership, vested options to purchase 20,000 shares of Common Stock, and 1,000 shares of Common Stock owned by his spouse.

(8)
Member of the Audit Committee of the Board of Directors.

(9)
Governor Byrne, a member of the Board of Directors since 1994 who has served on the Audit Committee since 1999 and acted as chairman of the Audit Committee since 2002, will not stand for re-election as a director of the Company at the Annual Meeting, and will retire at the conclusion of his current term, which will expire at the Annual Meeting.

(10)
Pursuant to the Cali Agreement, as more fully described under "Certain Relationships and Related Transactions—Cali Agreement," the Company agreed, under certain conditions, to nominate one designee of the Cali family for election to the Board of Directors at each of the 2003 Annual Meeting and the 2006 annual meeting of stockholders. At the 2003 Annual Meeting, John R. Cali was nominated by the Company and elected to the Board of Directors.

(11)
Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(12)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(13)
Includes 2,447,114 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership and vested options to purchase 23,000 shares of Common Stock. Also includes 833,769 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts of which Mr. Mack or his wife is a trustee, of which Mr. Mack disclaims beneficial ownership.

(14)
Includes 121,424 shares of Common Stock that may be issued upon the redemption of all of Mitchell E. Hersh's limited partnership interests in the Operating Partnership.

(15)
Includes 102,280 shares of Common Stock that may be issued upon the redemption of all of Timothy M. Jones' limited partnership interests in the Operating Partnership. Also includes vested warrants to purchase 88,000 shares of Common Stock and vested options to purchase 55,595 shares of Common Stock.

(16)
Includes vested warrants to purchase 4,482 shares of Common Stock and vested options to purchase 7,000 shares of Common Stock.

(17)
Includes 4,500 shares of Common Stock, 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Berger's limited partnership interests in the Operating Partnership, and vested options to purchase 18,000 shares of the Company's Common Stock.

(18)
Includes vested options to purchase 25,000 shares of Common Stock.

(19)
Includes 164,225 shares of Common Stock that may be issued upon the redemption of all of John R. Cali's limited partnership interests in the Operating Partnership. Also includes vested options to purchase 10,000 shares of Common Stock.

(20)
Includes vested options to purchase 15,000 shares of Common Stock. Also includes 5,000 shares of Common Stock held by a partnership, 7,000 shares of Common Stock held by trusts of which Mr. Gantcher is a trustee, and 5,000 shares of Common Stock held by a charitable foundation over which Mr. Gantcher possesses sole or shared dispositive or voting power. Mr. Gantcher disclaims beneficial ownership of the shares owned by each of such partnership, trusts, and foundation, respectively.

(21)
Includes 5,500 shares of Common Stock held by trusts of which Mr. Gruss is a trustee. Also includes vested options to purchase 23,000 shares of Common Stock.

(22)
Includes 2,266,947 shares of Common Stock that may be issued upon the redemption of all of David S. Mack's limited partnership interests in the Operating Partnership and 125,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by The David and Sondra Mack Foundation, of which Mr. Mack is a trustee. Pursuant to Rule 13d-4 of the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the limited partnership interests owned by such foundation.

(23)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership. Also includes vested options to purchase 28,000 shares of Common Stock.

(24)
Includes vested options to purchase 23,000 shares of Common Stock.

(25)
Includes vested options to purchase 15,000 shares of Common Stock.

(26)
Includes all restricted stock, together with 5,623,522 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership. Includes 958,769 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, trusts of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 242,595 shares of Common Stock and vested warrants to purchase 92,482 shares of Common Stock held by directors and executive officers.

        Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

        William L. Mack has served as a member of the Board of Directors of the Company since 1997 and as its Chairman since 2000. Mr. Mack also serves as Chairman of the Company's Executive Committee. Prior to December 1997, Mr. Mack served as President and Senior Managing Partner of The Mack Organization, where he pioneered the development of large, Class A office properties and helped to increase The Mack Organization's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder and managing partner of Apollo Real Estate Advisors, L.P. Mr. Mack also currently serves as a member of the board of directors of The Bear Stearns Companies Inc., Metropolitan Regional Advisory Board of the Chase Manhattan Bank, Wyndham International, Inc. and Vail Resorts, Inc. Mr. Mack is a Vice Chairman of the North Shore—Long Island Jewish Health System. He also is a trustee of the University of Pennsylvania and serves on the board of overseers of The Wharton School. Mr. Mack attended The Wharton School of Business and Finance at the University of Pennsylvania and has a B.S. degree in business administration, finance and real estate from New York University. Mr. Mack serves as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Organization in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of David S. Mack.

        Mitchell E. Hersh has served as a member of the Board of Directors of the Company and as a member of the Executive Committee of the Board of Directors of the Company since 1997. Mr. Hersh also has served as Chief Executive Officer of the Company since 1999. Mr. Hersh is responsible for the strategic direction and long-term planning for the Company. He is also responsible for creating and implementing the Company's capital markets strategy and overall investment strategy. Previously, Mr. Hersh held the position of President and Chief Operating Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Hersh served as a partner of The Mack Organization since 1982 and as chief operating officer of The Mack Organization since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of The Mack Organization's office and industrial portfolio. Mr. Hersh served on the board of directors of the National Association of Real Estate Investment Trusts (NAREIT) and the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Hersh has a B.A. degree in architecture from Ohio University. Mr. Hersh serves as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Organization in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement."

        Timothy M. Jones has served as President of the Company since 1999. He is responsible for overseeing the portfolio management, leasing, development and operations areas of the Company. Previously, he served as Executive Vice President and Chief Investment Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Jones served as executive vice president and chief operating officer of The Robert Martin Company, where he was responsible for the daily corporate operations and management of the firm's six-million square foot portfolio in New York and Connecticut. Prior to joining The Robert Martin Company, Mr. Jones served as a vice president in Chemical Bank's Real Estate Division, as president of Clifton Companies in Stamford, Connecticut and president of Federated National Company in State College, Pennsylvania. Mr. Jones has a B.A. degree in economics from Yale University and a Masters degree in business from Columbia University.

        Barry Lefkowitz has served as Chief Financial Officer of the Company since 1994, and as Executive Vice President of the Company since 1997. Mr. Lefkowitz oversees the firm's strategic financial planning and forecasting, financial accounting and reporting, capital markets activities and investor relations. Mr. Lefkowitz served as a Vice President of the Company from 1994 to 1997. Prior to joining the Company, Mr. Lefkowitz served as a senior manager with the international accounting firm of Deloitte & Touche LLP, specializing in real estate, with emphasis on mergers and acquisitions. In addition to having served as co-chairman of the National Association of Real Estate Investment Trusts (NAREIT) Accounting Committee, he is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA) and the New York State Society of Certified Public Accountants (NYSSCPA). Mr. Lefkowitz holds a B.S. degree in accounting from Brooklyn College.

        Roger W. Thomas has served as General Counsel of the Company since 1994, and as Executive Vice President and Secretary of the Company since 1997. Mr. Thomas' responsibilities include structuring and implementing the Company's acquisitions and mergers, corporate governance, supervising outside legal counsel, overseeing risk management administration, ensuring environmental and legal compliance and the preparation of required disclosure documents. Mr. Thomas also assists the Company in investment strategies, financial activities, acquisitions and dispositions. Mr. Thomas served as a Vice President and Assistant Secretary of the Company from 1994 to 1997. Prior to joining the Company, Mr. Thomas was a partner at the law firm of Dreyer & Traub in New York, specializing in real estate and commercial transactions. Mr. Thomas holds a B.S.B.A. in finance and a J.D. degree (with honors) from the University of Denver.

        Michael A. Grossman has served as Executive Vice President of the Company since 2000. He is responsible for overseeing the Company's New York, Connecticut and Northern New Jersey (Bergen and Passaic counties) regions. Previously, Mr. Grossman served as Senior Vice President of the Company in 2000, and as Vice President of the Company from 1997 to January 2000. Prior to joining the Company, Mr. Grossman served as vice president of leasing for The Robert Martin Company since 1991, where he was responsible for leasing throughout Westchester and Fairfield counties. Mr. Grossman is a member of the Westchester Board of Realtors, Commercial and Industrial Division and a member of the March of Dimes Real Estate Committee, Westchester chapter, and was treasurer of the National Association of Industrial and Office Parks from 1997 to 1998. Mr. Grossman attended the University of South Florida and is a graduate of New York City Technical College.

        Martin S. Berger served as a member of the Board of Directors of the Company from 1998 until 2000, and served as Chairman of the Strategic Planning Committee of the Board of Directors of the Company from 2000 until 2001. Mr. Berger currently serves as a member of the Board of Directors, having been elected at the 2003 Annual Meeting, but will resign immediately following the Annual Meeting pursuant to an agreement to share his board seat with Robert F. Weinberg, subject to qualification and appointment by the Board of Directors. Prior to joining the Company, Mr. Berger served as co-chairman and general partner of The Robert Martin Company since its founding in 1957. Mr. Berger is chairman of the board and chief executive officer of City & Suburban Federal Savings Bank, president of the Construction Industry Foundation and a board member of The White Plains Hospital Medical Center. Mr. Berger holds a B.S. degree in finance from New York University. Mr. Berger has served as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, which was modified at the time of the Company's combination with The Mack Organization in December 1997. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

        John R. Cali has served as a member of the Board of Directors of the Company and as a member of the Executive Committee of the Board of Directors of the Company since 2000. Mr. Cali served as Executive Vice President—Development of the Company until June 2000, and as Chief Administrative Officer of the Company until December 1997. In addition, Mr. Cali was a principal of Cali Associates and served as a member of its Long Range Planning Committee from 1981 to 1994 and its Executive Committee from 1987 to 1994 and was responsible for the development of Cali Associates' office system and the management of its office personnel. Mr. Cali also developed and organized the leasing and property management departments of Cali Associates and he was responsible for directing the development functions of the Company. Mr. Cali is a member of the University of Pennsylvania Board of Penn Medicine and serves as a member of its Finance Committee. Mr. Cali has a M.Ed. degree in counseling, organizational development and personnel from the University of Missouri. Mr. Cali serves as a member of the Board of Directors of the Company pursuant to an agreement dated as of June 27, 2000, among the Company and members of the Cali family. See "Certain Relationships and Related Transactions—Cali Agreement." Mr. Cali is the nephew of John J. Cali, a member of the Company's Advisory Board.

        Nathan Gantcher has served as a member of the Board of Directors of the Company since 1999, as a member of the Audit Committee of the Board of Directors of the Company since 1999, and as a member of each of the Nominating and Corporate Governance Committee of the Board of Directors and the Executive Committee of the Board of Directors since 2000. Mr. Gantcher also currently serves as a member of the board of directors of CharterMac, and is also a member of the nominating and governance, compensation and capital markets committees of the board of directors of CharterMac. Mr. Gantcher also has served as a member of the board of directors of NDS Group PLC since January 2004. These companies are the only public companies that Mr. Gantcher currently serves on the board of directors or any committee of the board of directors. Mr. Gantcher previously served as a member of the board of directors of Neuberger Berman, a NYSE listed company, and served as a member of its Audit and Compensation Committees, from 2001 until 2003. Mr. Gantcher has served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. since 2001. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as chairman of the board of trustees of Tufts University and as a member of each of the Council of Foreign Relations and the Overseers Committee of the Columbia University Graduate School of Business. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business.

        David S. Mack has served as a member of the Board of Directors of the Company since January 15, 2004, and as a member of the Advisory Board since 1997. Mr. Mack is a vice president and senior partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Organization's portfolio to approximately 20 million square feet. Mr. Mack currently serves as a member of the board of directors and Vice Chairman of the New York Metropolitan Transportation Authority, and serves as a member of the board of directors of the Port Authority of New York and New Jersey. Mr. Mack also serves as an assistant commissioner with the Nassau County Police Department and deputy superintendent for the New York State Police, is currently a member of the board of trustees of Hofstra University and is an associate trustee at both North Shore University Hospital and Long Island Jewish Medical Center. Mr. Mack received his B.A. degree in Business Administration from Hofstra University. Mr. Mack serves as a member of the Board of Directors of the Company pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Organization in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack.

        Alan G. Philibosian has served as a member of the Board of Directors of the Company since 1997, and as a member of the Nominating and Corporate Governance Committee of the Board of Directors since 2000. In addition, Mr. Philibosian has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1997, and has served as the chairman of said committee since March 9, 2004. Mr. Philibosian is an attorney practicing in Englewood, New Jersey, and since 1997 has his own practice. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit, construction and vice-chairman of the finance committees. Mr. Philibosian also serves on the board of directors of NorCrown Bank, Livingston, New Jersey, and the Armenian Missionary Association of America, Paramus, New Jersey. Mr. Philibosian graduated from Rutgers

College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University.

        Irvin D. Reid has served as a member of the Board of Directors of the Company since 1994 and served as chairman of the Audit Committee of the Board of Directors of the Company from 1998 through 2002. Dr. Reid currently serves as a member of the Company's Audit Committee. Dr. Reid also serves as president of Wayne State University in Michigan. Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga. Dr. Reid also is a member of the Federal Reserve Board of Chicago-Detroit Branch and of the Handleman Company. Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of the University of Pennsylvania.

Certain Relationships and Related Transactions

        Cali Agreement.    On June 27, 2000, both Brant Cali and John R. Cali resigned their positions as officers of the Company, and Brant Cali resigned as a director of the Company and John R. Cali was appointed to the Board of Directors of the Company to take the seat previously held by Brant Cali. As required by Brant Cali and John R. Cali's former employment agreements with the Company, among other things, the Company will permit Brant Cali and John R. Cali (and their dependents) to participate in the health and disability insurance programs of the Company until June 27, 2004. Until June 27, 2005, the Company will continue to provide John J. Cali, Angelo Cali and Ed Leshowitz, the former chairman and former directors of the Company, respectively, with office space free of charge, at the Company's headquarters. The value of this office space to Messrs. Cali, Cali and Leshowitz is approximately $37,000. In addition, the Company has provided administrative support free of charge to Messrs. Cali, Cali and Leshowitz. The value of this administrative support to Messrs. Cali, Cali and Leshowitz was approximately $113,894 in 2003, however, commencing June 27, 2004, Messrs. Cali, Cali and Leshowitz will reimburse the Company for the cost of such services from that date forward.

        For as long as members of the Cali Group (as defined below) (or entities wholly owned by the Cali family, Cali family trusts or the heirs of any member of the Cali Group) maintain at least the "Minimum Percentage" (as defined below) (which currently is the case) of the Cali family's aggregate equity position in the Units in the Operating Partnership (measured exactly as it existed on June 27, 2000, which was 1,698,755), the Company has agreed to nominate one designee of the Cali family for election to the Board of Directors at the 2003 Annual Meeting and at the Company's 2006 annual meeting of stockholders, provided that such person would be subject to the prior approval of the Board of Directors, which approval would not be unreasonably withheld. At the 2003 Annual Meeting, the Company nominated John R. Cali and the stockholders so elected him to the Board of Directors. The "Cali Group" consists of John R. Cali, director, Brant Cali, a former director, and John J. Cali, Angelo Cali and Ed Leshowitz, each a former director and a member of the Company's Advisory Board. "Minimum Percentage" shall mean (i) 90% or (ii) 87.5%, if the Cali family's aggregate equity position in the Units in the Operating Partnership is reduced below 90% solely as a result of sales of Units by the Operating Partnership to the Company. For as long as (i) the Cali family is represented on the Board of Directors, (ii) the Cali family (or entities wholly owned by the Cali family, Cali family trusts, or the heirs of any member of the Cali Group) maintains at least the Minimum Percentage of the Cali family's aggregate equity position in the Units of the Operating Partnership (measured exactly as it existed on June 27, 2000) and (iii) the Board of Directors determines in its reasonable discretion to continue the Executive Committee of the Board of Directors, the Cali family shall be entitled to designate John R. Cali or another Cali designated board member to serve as a member of the Executive Committee of the Board of Directors, which approval may not be unreasonably withheld. John R. Cali currently serves on the Executive Committee of the Board of Directors.

        Pursuant to the Cali Agreement, John J. Cali served as a consultant to the Company and was paid an annual salary of $150,000 until June 27, 2003. Mr. Cali resigned from the Board of Directors immediately following the 2003 Annual Meeting, and became, at that time, a member of the Advisory Board of the Company. Mr. Cali is being paid $50,000 in connection with his service as a consultant to the Advisory Board during his first year as a member of the Advisory Board, which payments will end on the date of the Annual Meeting.

        Mack Agreement.    In connection with the Company's combination with The Mack Organization in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. If any of Messrs. Mack, Mack or Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors and joined the Company's Advisory Board. Pursuant to the terms of the Mack Agreement, the Mack Group designated David S. Mack as the successor to Earle I. Mack's seat on the Board of Directors, and effective January 15, 2004, David S. Mack was appointed by the Board of Directors to fill Earle I. Mack's seat on the Board of Directors for the remainder of its term which expires in 2005. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. Mack, Mack and Hersh (or their successors) for re-election to the Board of Directors for successive three-year terms upon the expiration of each three-year term. "Mack Significant Interest" shall mean legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units (on a fully converted basis) by Earle I. Mack, David S. Mack, Frederic Mack and William L. Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

        Robert Martin Agreement.    In connection with the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, the Company granted Robert Martin the right to designate one RM Board Seat for six years, ending at the 2003 Annual Meeting. Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share the RM Board Seat, as follows: Mr. Weinberg served as a member of the Board of Directors of the Company from January 1997 until December 1, 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors of the Company from December 1, 1998 until March 6, 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the 2003 Annual Meeting. The Company elected to nominate Mr. Berger, a designee of Robert Martin, at the 2003 Annual Meeting, and Mr. Berger was elected to the Board of Directors at the 2003 Annual Meeting. Mr. Berger and Mr. Weinberg have agreed that the seat will be rotated among Mr. Berger and Mr. Weinberg annually. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. When not serving on the Board of Directors, Mr. Weinberg or Mr. Berger, as appropriate, will serve as a member of the Company's Advisory Board. Upon the death of Mr. Berger or Mr. Weinberg, the surviving person shall solely fill the remainder of the term of the RM Board Seat.

        Tax Protection Agreements.    The Company may not dispose of or distribute certain of its properties, currently comprising 140 properties with an aggregate net book value of approximately $1.8 billion (as of December 31, 2003), which were originally contributed by members of either the Mack Group (which includes William L. Mack, director; David S. Mack, director; Mitchell E. Hersh, chief executive officer and director, Earle I. Mack, a former director and a member of the Company's Advisory Board, and Frederic Mack, a member of the Company's Advisory Board), the Robert Martin Group (which includes; Martin S. Berger, director, Robert F. Weinberg, a former director and a member of the Company's Advisory Board; and Timothy M. Jones, president) or the Cali Group, without the express written consent of a representative of the Mack Group, the Robert Martin Group or the Cali Group, as applicable, except in a manner which does not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimburses the appropriate Mack Group, Robert Martin Group or Cali Group members for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions do not apply in the event that the Company sells all of its properties or in connection with a sale transaction which the Company's Board of Directors determines is reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expire periodically through 2008. Upon the expiration of the Property Lock-Ups, the Company is required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the appropriate Mack Group, Robert Martin Group or Cali Group members.

        Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors of the Company ("W. Mack"), is a principal in the Apollo real estate funds ("Apollo"), which owned an approximately 7.5 percent interest in Insignia/ESG, Inc. ("Insignia"), a publicly-traded commercial leasing and real estate services company. As of December 31, 2003, Apollo no longer owned an interest in Insignia. The Company and American Financial Exchange L.L.C. ("AFE"), an unconsolidated joint venture in which the Company had a 50 percent interest until September 29, 2003, paid Insignia commissions on numerous leasing transactions amounting to approximately $3,884,251 and $1,218,745, respectively, for the year ended December 31, 2003. The Company is unable to determine what portion of these payments made to Insignia by the Company and AFE in 2003 were made prior to Apollo's disposition of its interest in Insignia.

  •
  W. Mack, David S. Mack, a director of the Company, and Earle I. Mack, a former director of the Company and a member of the Company's Advisory Board, are the executive officers, directors and stockholders of a corporation that entered into a lease in 2000 at one of the Company's office properties for approximately 7,801 square feet, which is scheduled to expire in November 2006. The Company recognized $218,000 in revenue under this lease for the year ended December 31, 2003, and had no accounts receivable under this lease as of December 31, 2003.

  •
  The Company has conducted business with certain entities ("RMC Entity" or "RMC Entities"), whose principals include Timothy M. Jones, Martin S. Berger and Robert F. Weinberg, who are affiliated with the Company as the president of the Company, a current member of the Board of Directors and a former director and current member of the Advisory Board of the Company, respectively. Such business was as follows:

  (1)
  The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest. The Company recognized approximately $1,831,000 in revenue from RMC Entities for the year ended December 31, 2003. As of December 31, 2003, the Company had no accounts receivable from RMC Entities.

  (2)
  An RMC Entity leases space at one of the Company's office properties for approximately 3,330 square feet, which carries a month-to-month term. The Company recognized $89,000 in revenue under this lease for the year ended December 31, 2003, and had no accounts receivable due from the RMC Entity as of December 31, 2003.

  •
  Mr. Berger holds a 24 percent interest, acts as chairman and chief executive officer, Mr. Weinberg also holds a 24 percent interest and is a director, and W. Mack holds a nine percent interest and is director of City & Suburban Federal Savings Bank and/or one of its affiliates, which leases a total of 15,879 square feet of space at two of the Company's office properties, comprised of 3,037 square feet scheduled to expire in June 2008 and 12,842 square feet scheduled to expire in April 2013. The Company recognized $429,000 in revenue under these leases for the year ended December 31, 2003, and had no accounts receivable from the company as of December 31, 2003. As of February 13, 2004, City & Suburban assigned its lease with respect to 3,037 square feet of office space to an unaffiliated third party and has no continuing obligations under such lease.

  •
  The son of Mr. Berger, a former officer of the Company, served as an officer and continues to have a financial interest in a company which provides cleaning and other related services to certain of the Company's properties. The Company has incurred costs from this company of approximately $6,177,000 for the year ended December 31, 2003. As of December 31, 2003, the Company had accounts payable of approximately $1,000 to this company.

  •
  In 2003, the director accounts of William L. Mack, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg were credited with a deemed stock dividend, calculated based upon the number of deferred stock units owned by each director at the time of the dividend issuance, in the amount of 238.037, 217.308, 238.037, 119.018, 238.037, 245.798 and 217.308, respectively, pursuant to the Director's Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" below.

Independence of the Board of Directors

        The Board of Directors has adopted the NYSE's standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that a two-thirds majority of its members, namely Brendan T. Byrne, John R. Cali, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg, are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors. In making its determination, the Board of Directors noted that John R. Cali, who was an executive officer of the Company until June 27, 2000, is a member of the Cali Group (one of the original contributors of property to the Company), continues to participate in the health and disability insurance programs of the Company until June 27, 2004, and sits on the Board of Directors as a result of an agreement between the Company and the Cali Group. Until June 27, 2005, the Company will continue to provide John J. Cali, Angelo Cali and Ed Leshowitz, the former chairman and former directors of the Company, respectively, with office space free of charge, at the Company's headquarters. The value of this office space to Messrs. Cali, Cali and Leshowitz is approximately $37,000. In addition, the Company has provided administrative support free of charge to Messrs. Cali, Cali and Leshowitz. The value of this administrative support to Messrs. Cali, Cali and Leshowitz was approximately $113,894 in 2003, however, commencing June 27, 2004, Messrs. Cali, Cali and Leshowitz will reimburse the Company for the cost of such services from that date forward. See "Certain Relationships and Related Transactions—Cali Agreement." John R. Cali is the nephew of John J. Cali, who was an officer of the Company from 1994 until June 27, 2000 and also served as a member of the Board of Directors of the Company from 1994 until the 2003 Annual Meeting. The

Board of Directors nevertheless has determined that John R. Cali is an independent director because (i) neither he nor any member of the Cali Group has had a material relationship with management of the Company since June 27, 2000, other than the Cali family's right to designate a nominee to the Board of Directors as described under "Certain Relationships and Related Transactions—Cali Agreement" and (ii) the value of the financial benefits provided to the Cali Group is not material to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

Meetings of the Board of Directors

        During 2003, the entire Board of Directors met ten times. No director attended fewer than 75% of the total number of meetings of the Board of Directors in 2003 other than Martin D. Gruss and Roy J. Zuckerberg, each having attended 70% of such meetings. No director attended fewer than 75% of the total number of meetings held in 2003 by all committees of the Board of Directors on which he served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. All of the members of the Board of Directors at the time of the 2003 Annual Meeting were in attendance at the 2003 Annual Meeting.

        Executive Sessions of the Board of Directors consisting only of non-management directors will be held at least once per year, and periodically as determined by the non-management directors. Such Executive Sessions will typically occur immediately following the regularly scheduled quarterly meetings of the Board of Directors, or at any other time and place as the non-management directors may determine. The presiding director of each Executive Session (the "Presiding Director") shall be rotated on a successive basis amongst the chairmen of the Audit Committee, the Executive Compensation and Option Committee and the Nominating and Corporate Governance Committee, with the term of each Presiding Director commencing with the beginning of the Executive Session at which such Presiding Director shall chair, and shall continue through and up to immediately preceding the next regularly scheduled Executive Session. Interested parties may submit matters for consideration to the non-management directors by utilizing the procedures identified under "Stockholder Communications" in this Proxy Statement.

Meetings of Committees of the Board of Directors

        The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company's corporate governance principles, charters of various committees of the Board of Directors, and the Company's code of business conduct and ethics applicable to all employees, officers and directors. The Company's internet website is www.mack-cali.com. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Mack-Cali Realty Corporation, Investor Relations Department, 11 Commerce Drive, Cranford, NJ 07016-3501.

        Executive Committee.    The Executive Committee consists of William L. Mack, chairman, John R. Cali, Nathan Gantcher, Mitchell E. Hersh and Roy J. Zuckerberg. The Executive Committee acts for the Board of Directors in between regularly scheduled meetings of the Board of Directors, within certain parameters prescribed by the Board of Directors. The Executive Committee met four times during 2003.

        Audit Committee.    The Audit Committee consists of Brendan T. Byrne, chairman, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg. The Audit Committee authorizes and approves the engagement of independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors. See "Report of the Audit Committee of the Board of Directors" below. The Audit Committee met seven times during 2003. The Board of Directors has determined that each of the members of the Audit Committee is an "independent" director within the meaning of the NYSE Independence Standards and Rule 10A-3 promulgated by the SEC under the Exchange Act. In addition, the Board of Directors has determined that each of Brendan T. Byrne, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg qualifies as an Audit Committee Financial Expert under applicable SEC Rules.

        The Nominating and Corporate Governance Committee has recommended and the Board of Directors has approved the appointment of Alan S. Bernikow, if elected as a director at the Annual Meeting, to serve as a member of the Audit Committee and as its chairman to fill the vacancy created by Governor Byrne's retirement.

        Executive Compensation and Option Committee.    The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Martin D. Gruss and Vincent Tese. The Executive Compensation and Option Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, including the Company's employee and director stock option plans. The Board of Directors has determined that each of the members of the Executive Compensation and Option Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Executive Compensation and Option Committee met two times in 2003.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Vincent Tese, chairman, Nathan Gantcher and Alan G. Philibosian. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Nominating and Corporate Governance Committee met one time during 2003.

        The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders, provided that the Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company's General Counsel following the same procedures as described in "Stockholder Communications" in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the General Counsel by the time period set forth in the Company's most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The General Counsel shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee evaluates all candidates for nomination, whether identified by the committee or proposed by a stockholder, by considering a number of criteria which includes the candidate's reputation, integrity, business acumen, diligence, experience, age, potential conflicts of interest, the ability to act in the interests of all stockholders, and the perceived need of the Board of Directors. When evaluating a nominee's overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director's history of attendance at board and committee meetings, the director's preparation for and participation in such meetings, and the director's tenure as a member of the Board of Directors.

Stockholder Communications

        All stockholder communications must (i) be addressed to the General Counsel of the Company at the address of the Company or at the General Counsel's internet e-mail address, (ii) be in writing either in print or electronic format, (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for the entire Board of Directors, the Nominating and Corporate Governance Committee, or the Presiding Director of Executive Sessions of non-management directors, (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder's intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act, and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate.

        Upon receipt of a stockholder communication that is compliant with the requirements identified above, the General Counsel shall promptly deliver such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chairman of the Board of Directors with a copy to the Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee, or the acting Presiding Director of the Executive Sessions of non-management directors, as the case may be.

        The General Counsel may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the Presiding Director of the Executive Sessions of non-management directors, the General Counsel may not copy any member of management in forwarding such communication to the acting Presiding Director.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors of the Company, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's reporting process. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for its audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the fiscal 2003 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

  2.
  The Audit Committee has discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU, 380), as may be modified or supplemented;

  3.
  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence from management and the Company and considered the compatibility of non-audit services with the auditor's independence; and

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

        Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE
BRENDAN T. BYRNE, CHAIRMAN NATHAN GANTCHER IRVIN D. REID ROY J. ZUCKERBERG

COMPENSATION OF DIRECTORS

        Directors' Fees.    In 2003, each non-employee director was paid an annual fee of $25,000, plus $1,000 per board meeting attended, $500 per committee meeting attended and $250 per scheduled telephonic meeting participation. The Chairman of the Audit Committee is paid an additional annual fee of $10,000 in light of the additional responsibilities imposed by the Sarbanes-Oxley Act of 2002 and the SEC upon the Chairman. The Chairman of each of the Nominating and Corporate Governance Committee and the Executive Compensation and Option Committee are paid an additional annual fee of $5,000. The Company does not pay director fees to employee directors, who in fiscal 2003 consisted of Mitchell E. Hersh. Each director also was reimbursed for expenses incurred in attending board and committee meetings. For fiscal year 2003, the Company's non-employee directors received directors' fees or fee equivalents (See "Compensation of Directors—Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below.

        Directors' Deferred Compensation Plan.    Pursuant to the Directors' Deferred Compensation Plan, effective as of January 1, 1999, each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of compensation deferred on the deferral date by the closing market price of the Company's Common Stock as reported on the Consolidated Tape of NYSE listed shares on the deferral date. Any stock dividend declared by the Company on its Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2003, the director accounts of William L. Mack, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg were credited with the stock units set forth in the table below.

2003 Directors' Compensation

Director	Cash Fees	Deferred Stock Units(1)(2)	Cash Value of Deferred Stock Units
William L. Mack	$9,250	700.317	$ 23,750
Martin S. Berger(3)	$9,750	—	—
Brendan T. Byrne	$44,250	—	—
John J. Cali(4)	$14,750	—	—
John R. Cali	$32,250	—	—
Nathan Gantcher	$11,750	700.317	$ 23,750
Martin D. Gruss	$5,500	700.317	$ 23,750
Earle I. Mack(5)	$30,500	—	—
Alan G. Philibosian	$19,875	350.157	$ 11,875
Irvin D. Reid	$10,000	700.317	$ 23,750
Vincent Tese	$7,750	913.666	$ 28,750
Robert F. Weinberg(6)	$17,875	—	—
Roy J. Zuckerberg	$9,250	700.317	$ 23,750

Total	$222,750	4,765.408	$159,375

(1)
Deferred stock units for William L. Mack, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg do not reflect (i) quarterly dividends credited in 2003 on cumulative deferred stock units under the Mack-Cali Realty Corporation Deferred Compensation Plan for Directors in the amounts of 238.037, 217.308, 238.037, 119.018, 238.037, 245.798 and 217.308, respectively, and (ii) deferred stock units (including the quarterly deemed stock dividends credited on such deferred stock units) earned in the fourth fiscal quarter of 2003 but not issued until January 6, 2004 in the amounts of 212.620, 208.112, 212.620, 106.310, 212.620, 278.649 and 208.112, respectively.

(2)
As of December 31, 2003, William L. Mack, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg have been issued a total of 3,613.943, 3,323.7, 3,613.943, 1,806.968, 3,613.943, 3,835.053, and 3,323.7 deferred stock units (including the quarterly deemed stock dividends credited on such deferred stock units and excluding deferred stock units earned in the fourth fiscal quarter of 2003 but not issued until January 6, 2004 in the amounts indicated in footnote 1 above), respectively, pursuant to the Director's Deferred Compensation Plan since January 1, 1999.

(3)
Mr. Berger became a member of the Board of Directors on May 13, 2003. Pursuant to an agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

(4)
John J. Cali resigned from the Board of Directors on May 13, 2003, and became a member of the Company's Advisory Board. Cash fees reported exclude consulting fees paid to Mr. Cali as a member of the Company's Advisory Board. See "Certain Relationships and Related Transactions—Cali Agreement."

(5)
Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors and became a member of the Company's Advisory Board. See "Certain Relationships and Related Transactions—Mack Agreement."

(6)
Mr. Weinberg resigned from the Board of Directors on May 13, 2003 and became a member of the Company's Advisory Board. Pursuant to an agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

        Directors' Stock Option Plans.    The Company has two director stock option plans: the Director Stock Option Plan of Mack-Cali Realty Corporation (the "Director Stock Option Plan"), which plan will expire in August 2004, and the Amended and Restated 2000 Director Stock Option Plan of Mack-Cali Realty Corporation (the "2000 Director Stock Option Plan"). References to the "Director Option Plans" herein refer to the Director Stock Option Plan and the 2000 Director Stock Option Plan, collectively. Pursuant to the Director Option Plans, each non-employee director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board of Directors. These grants under the Director Option Plans are made at an exercise price equal to the "fair market value" (as defined under the Director Option Plans) at the time of the grant of the shares of Common Stock subject to such option. The Executive Compensation and Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Director Option Plans. The Board of Directors may amend, suspend or terminate the Director Option Plans at any time, except that any amendments that would constitute a material revision to either of the Director Option Plans must be submitted for stockholder approval pursuant to applicable NYSE rules. In 2003, 60,000 discretionary options and 16,500 shares of restricted stock were granted to the non-employee members of the Board of Directors pursuant to the Director Option Plans.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the chief executive officer and the four most highly compensated executive officers of the Company other than the chief executive officer (collectively, the "Named Executive Officers") for each of the Company's last three fiscal years:

Summary Compensation Table

	Annual Compensation(1)					Long-Term Compensation
						Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)		Restricted Stock Award(s)($)		Securities Underlying Options/ Warrants(#)	LTIP Payouts ($)(7)	All Other Compensation
Mitchell E. Hersh Chief Executive Officer	2003 2002 2001	1,050,000 1,050,000 1,050,000	500,000 500,000 460,000	414,748 164,058 113,946	(2)(3) (4) (5)	500,000 0 0	(6)	0 0 0	464,531 381,531 264,990	0 0 0
Timothy M. Jones President	2003 2002 2001	515,000 515,000 515,000	415,000 415,000 395,000	248,849 98,435 68,367	(2)(3) (4) (5)	300,000 0 0	(6)	0 0 0	278,719 228,919 158,994	0 0 0
Barry Lefkowitz Executive Vice President and Chief Financial Officer	2003 2002 2001	395,000 395,000 385,000	320,000 320,000 275,000	212,389 68,485 47,572	(2)(3) (4) (5)	300,000 0 0	(6)	0 0 0	193,929 159,266 110,632	0 0 0
Roger W. Thomas Executive Vice President, General Counsel and Secretary	2003 2002 2001	350,000 335,000 325,000	250,000 250,000 195,000	182,388 61,765 40,170	(2)(3) (4) (5)	250,000 0 0	(6)	0 0 0	174,158 143,639 93,418	0 0 0
Michael A. Grossman Executive Vice President	2003 2002 2001	340,000 330,000 315,000	215,000 215,000 185,000	200,999 83,407 7,292	(2)(3) (4) (5)	245,000 0 0	(6)	0 0 0	222,440 193,970 16,959	0 0 0

(1)
The annual compensation portion of this table includes the dollar value of regular annual payments of base salary, bonus and any other annual compensation earned by each Named Executive Officer during the stated fiscal year.

(2)
Includes tax gross-up payments of $199,748, $119,849, $83,389, $74,888, and $95,649 for Messrs. Hersh, Jones, Lefkowitz, Thomas, and Grossman, respectively, relating to restricted stock which vested on January 2, 2003. See footnote 7 hereto.

(3)
Includes tax gross-up payments of $215,000, $129,000, $129,000, $107,500, and $105,350 for Messrs. Hersh, Jones, Lefkowitz, Thomas, and Grossman, respectively, relating to restricted stock which vested on December 2, 2003. See footnote 6 hereto.

(4)
Represents tax gross-up payments relating to restricted stock which vested on January 1, 2002. See footnote 7 hereto.

(5)
Represents tax gross-up payments relating to restricted stock which vested on January 1, 2001. See footnote 7 hereto.

(6)
On December 2, 2003, Mitchell E. Hersh, Timothy M. Jones, Barry Lefkowitz, Roger W. Thomas and Michael A. Grossman were issued 12,448, 7,469, 7,469, 6,224, and 6,100 shares of restricted stock, respectively. Such shares of restricted stock were fully vested as of the grant date. The recipients are, under the terms of the restricted stock grants, prohibited from selling the shares until six (6) months have elapsed from the date of grant. The value of the restricted stock, and the tax gross-up payments relating thereto, are based upon a $40.17 stock price, which was the price of the Company's Common Stock on the date prior to the date of grant.

(7)
In July 1999, the Company entered into amended and restated employment agreements with each of Mitchell E. Hersh, Timothy M. Jones, Barry Lefkowitz and Roger W. Thomas, pursuant to which Messrs. Hersh, Jones, Lefkowitz and Thomas were issued 62,500, 37,500, 26,094 and 22,031 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There are certain tax gross-up payments that have been and will be made upon vesting of such shares of restricted stock. In March 2001, Mr. Thomas was issued 1,000 shares of restricted stock, the vesting of which is contingent upon the satisfaction of certain performance requirements. In December 1999 and March 2001, Michael A. Grossman was issued 4,000 and 18,519 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There have been and will be made certain tax gross-up payments that will be made upon vesting of the shares of restricted stock granted to Messrs. Thomas and Grossman in 1999 and 2001. See "Employment Contracts; Termination of Employment." The shares of restricted stock vest with respect to the recipient on either an annual basis over a five-year vesting period or on a cumulative basis over a seven-year maximum vesting period.

The number of shares of restricted stock scheduled to be vested and earned on each vesting date on an annual basis, provided certain performance requirements set forth in the following sentence are satisfied, generally is equal to 15% of the restricted stock on the vesting date in year one, 15% of the restricted stock on the vesting date in year two, 20% of the restricted stock on the vesting date in year three, and 25% of the restricted stock on the vesting date in each of year four and year five. Vesting of the restricted stock on an annual basis commenced January 1, 2000, provided one of the following financial tests is met for the measurement period ending on the last day of the Company's fiscal year immediately preceding such vesting date: (A) the Company achieves an eight percent (8%) increase in its funds from operations per common share or (B) stockholders achieve a twelve and three quarters percent (12.75%) total return (dividends, assuming reinvestment upon applicable payment date, plus stock appreciation per share of Common Stock). The Company met the first of such test for the measurement period ended December 31, 1999, and the corresponding shares of restricted stock vested on January 1, 2000. The Company also met the first of such tests for the measurement period ended December 31, 2000. On January 1, 2001, the following shares of restricted stock vested: 9,375, 5,625, 3,914, 3,305 and 600 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock and the tax gross-up payments relating thereto are based upon a $28.2656 stock price, which was the price of the Company's Common Stock on the date of vesting. The Company also met the test set forth in (A) above for the measurement period ended December 31, 2001. On January 1, 2002, the following shares of restricted stock vested: 12,500, 7,500, 5,218, 4,706 and 6,355 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock for the measurement period ended December 31, 2001, and the tax gross-up payments relating thereto are based upon a $30.5225 stock price, which was the price of the Company's Common Stock on the date of vesting.

On January 2, 2003, the Company, with the consent of Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, amended the existing restricted stock agreements of each such Named Executive Officer to (i) vest the shares of restricted stock scheduled to vest in 2003 (which otherwise would not have vested in 2003), (ii) lengthen the vesting period for the shares of restricted stock scheduled to vest in 2004 by four years and (iii) replace the existing performance targets with performance targets determined annually by the Executive Compensation and Option Committee in each applicable year. In addition, on January 2, 2003, Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman were issued 60,000, 36,000, 28,000, 24,000 and 20,000 shares of restricted stock, respectively. There are certain tax gross-up payments that will be made upon vesting of such shares of restricted stock and the prior shares of restricted stock. With respect to the shares of restricted stock issued in 2003, as well as prior unvested shares of restricted stock, the number of shares scheduled to be vested and earned on each vesting date on an annual basis during the five to seven year vesting period, provided certain performance requirements are satisfied, generally is equal to 15% of such restricted stock on the vesting date in year one, 15% of such restricted stock on the vesting date in year two, 20% of such restricted stock on the vesting date in year three, 25% of such restricted stock on the vesting date in year four and 25% of such restricted stock on the vesting date in year five, with any unvested shares of restricted stock carried forward into subsequent years including, year six and year seven. See "Employment Contracts; Termination of Employment." On January 2, 2003, the following shares of restricted stock vested: 15,625, 9,375, 6,523, 5,858 and 7,482 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, together with tax gross-up payments relating thereto. The value of such vested restricted stock, and the tax gross-up payments relating thereto, are based upon a $29.73 stock price, which was the price of the Company's Common Stock on the date of vesting.

On January 1, 2004, the following shares of restricted stock vested: 11,344, 6,806, 5,179, 4,478, and 4,122 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively. The value of such restricted stock and the tax gross-up payments relating thereto is based upon a $41.08 stock price, which was the price of the Company's Common Stock on the date of vesting.

AGGREGATED OPTION/WARRANT/SAR EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/Warrants/SARs at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options/Warrants/SARs at Fiscal Year-End ($)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell E. Hersh	449,976	$1,565,696	0	40,000	0	$592,300
Timothy M. Jones	180,500	$736,684	175,795	24,000	1,562,719	$355,380
Barry Lefkowitz	128,550	$383,736	23,587	20,000	306,445	$296,150
Roger W. Thomas	128,550	$384,038	23,587	20,000	306,445	$296,150
Michael A. Grossman	74,750	$254,927	12,082	6,000	150,022	$89,220

        During 2003, the Company did not grant any options to its Named Executive Officers.

LONG-TERM INCENTIVE PLANS
AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under Non-Stock Price-Based Plans
		Performance or Other Period Until Maturation or Payout (2)
Name	Number of Shares, Units, or other Rights (#)(1)		Threshold ($ or #)	Target ($ or #)	Maximum (#)(3)
Mitchell E. Hersh	60,000	January 1, 2010	—	—	60,000
Timothy M. Jones	36,000	January 1, 2010	—	—	36,000
Barry Lefkowitz	28,000	January 1, 2010	—	—	28,000
Roger W. Thomas	24,000	January 1, 2010	—	—	24,000
Michael A. Grossman	20,000	January 1, 2010	—	—	20,000

(1)
Performance based restricted stock awards.

(2)
On January 2, 2003, the Company entered into restricted share award agreements with each of Mitchell E. Hersh, Timothy M. Jones, Barry Lefkowitz, Roger W. Thomas and Michael Grossman, pursuant to which Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman were issued 60,000, 36,000, 28,000, 24,000 and 20,000 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There are certain tax gross-up payments that will be made upon such vesting. See "Employment Contracts; Termination of Employment." Also, the shares of restricted stock vest with respect to the recipient on either an annual basis over a five year vesting period or on a cumulative basis over a seven year maximum vesting period. The number of shares of restricted stock scheduled to be vested and earned on each vesting date on an annual basis, provided certain performance requirements set forth in the following sentence are satisfied, generally is equal to 15% of the restricted stock on the vesting date in year one, 15% of the restricted stock on the vesting date in year two, 20% of the restricted stock on the vesting date in year three, 25% of the restricted stock on the vesting date in year four and 25% of the restricted stock on the vesting date in year five. Vesting of the restricted stock on an annual basis commences January 1, 2004, provided that the Executive Compensation and Option Committee of the Company's Board of Directors determines that the annual performance targets for each applicable calendar year in which shares of restricted stock vest have been satisfied. Such committee did determine that such standards were met and 11,344, 6,806, 5,179,

  4,478, and 4,122 shares vested on January 1, 2004 for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively.

(3)
The value of the shares of restricted stock, and the tax-gross up payments related thereto, are based upon the price of the Company's common stock on the date such shares vest, and therefore the ultimate value of such shares on the date of vesting is not presently determinable.

Employment Contracts; Termination of Employment

        Mitchell E. Hersh Employment Agreement.    On July 1, 1999, following the appointment of Mitchell E. Hersh as Chief Executive Officer of the Company on April 18, 1999, the Company and Mr. Hersh amended and restated Mr. Hersh's employment agreement with the Company (the "Amended and Restated Hersh Agreement"), providing for a constant four year term. Mr. Hersh's current annual base salary is $1,050,000, with annual increases within the discretion of the Executive Compensation and Option Committee. Mr. Hersh also is eligible to receive an annual bonus, restricted share awards and options within the discretion of the Board of Directors or the Executive Compensation and Option Committee, as the case may be. Pursuant to the Employee Stock Option Plan, Mr. Hersh was awarded 62,500 shares of restricted stock as of July 1, 1999, and with respect to each tax year in which such shares of restricted stock vest and are distributed to him, Mr. Hersh is entitled to receive a tax gross-up payment from the Company equal to forty-three percent (43%) of the fair market value of such restricted shares at the time of vesting, exclusive of dividends (the "Tax Gross-Up Payments"). Mr. Hersh is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for cause (as defined in the Amended and Restated Hersh Agreement) or by him without good reason (as defined in the Amended and Restated Hersh Agreement), for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. Mr. Hersh is entitled to (i) receive the aggregate of a cash payment of $8,000,000 (the "Fixed Amount"), reimbursement of expenses incurred prior to the date of termination, and the Tax-Gross-Up Payments applicable to any vested shares of restricted stock, (ii) immediate vesting of all options and incentive compensation payments or programs otherwise subject to a vesting schedule, (iii) require the Company to repurchase his vested options and (iv) receive continuation of health coverage through the end of his unexpired employment period should his employment be terminated by the Company without cause, by him for good reason or on account of his disability (as defined in the Amended and Restated Hersh Agreement) or death. Should Mr. Hersh terminate his employment on or within six months following a change in control (as defined in the Amended and Restated Hersh Agreement), Mr. Hersh's termination shall be treated as a termination for good reason. In addition, upon a change in control, and irrespective of whether Mr. Hersh's employment is terminated, the vesting of all options and other incentive compensation is accelerated and Mr. Hersh is entitled to receive a tax gross-up payment to cover any excise taxes payable due to the change in control. On January 2, 2003, the Company, with the consent of Mr. Hersh, amended Mr. Hersh's 1999 restricted stock grant to vest the 15,625 shares of restricted stock scheduled to vest in 2003 (which otherwise would not have vested), lengthen the vesting period of the remaining 15,625 unvested shares of restricted stock scheduled to vest in 2004 by four years, and replace the existing performance goals with an annual performance goal to be set by the Executive Compensation and Stock Option Committee at the beginning of each year (the "2003 Hersh Restricted Stock Amendment"). In addition, on January 2, 2003, 60,000 shares of restricted stock were issued to Mr. Hersh (the "January 2003 Hersh Restricted Stock Grant") with vesting subject to the attainment of annual performance goals to be set by the Executive Compensation and Stock Option Committee in each year and an entitlement to tax gross up payments upon such vesting, with the number of shares scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period, provided certain performance requirements are satisfied, generally equal to 15% of such restricted stock on the vesting date in year one, 15% of such restricted stock on the vesting date in year two, 20% of such restricted stock on the vesting date in year three, 25% of such restricted stock on the vesting date in year four and 25% of such restricted stock on the vesting date in year five, with any unvested stock carried forward into subsequent years including year six and year seven. On January 1, 2004, 11,344 shares of restricted stock vested for Mr. Hersh, resulting in a total of 64,281 unvested shares of restricted stock currently issued to Mr. Hersh. In addition, on December 2, 2003, 12,448 shares of restricted stock were issued to Mr. Hersh which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Timothy M. Jones Employment Agreement.    On July 1, 1999, following the appointment of Timothy M. Jones as President of the Company on April 18, 1999, the Company and Mr. Jones amended and restated Mr. Jones' employment agreement with the Company (the "Amended and Restated Jones Agreement"). The terms and conditions of the Amended and Restated Jones Agreement are generally similar to those of the Amended and Restated Hersh Agreement, except that (i) Mr. Jones' current annual base salary is $515,000, with annual increases within the sole discretion of the Chief Executive Officer, (ii) Mr. Jones was awarded 37,500 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Jones will receive is $2,700,000. On January 2, 2003, Mr. Jones was awarded an additional 36,000 shares of restricted stock (the "Jones 2003 Restricted Stock Grant") and his prior restricted stock grant was amended (the "January 2003 Jones Restricted Stock Amendment"), the terms and conditions of each of which are generally similar to those of the January 2003 Hersh Restricted Stock Grant and the 2003 Hersh Restricted Stock Amendment, respectively. On January 1, 2004, 6,806 shares of restricted stock vested for Mr. Jones, resulting in a total of 38,569 unvested shares of restricted stock currently issued to Mr. Jones. In addition, on December 2, 2003, 7,469 shares of restricted stock were issued to Mr. Jones which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Barry Lefkowitz Employment Agreement.    On July 1, 1999, the Company and Barry Lefkowitz amended and restated Mr. Lefkowitz's employment agreement with the Company (the "Amended and Restated Lefkowitz Agreement"). The terms and conditions of the Amended and Restated Lefkowitz Agreement are generally similar to those of the Amended and Restated Jones Agreement, except that (i) Mr. Lefkowitz's current annual base salary is $395,000, (ii) Mr. Lefkowitz was awarded 26,094 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Lefkowitz will receive is $2,500,000. On January 2, 2003, Mr. Lefkowitz was awarded an additional 28,000 shares of restricted stock and his prior restricted stock grant was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Jones Restricted Stock Grant and the Jones 2003 Restricted Stock Amendment, respectively. On January 1, 2004, 5,179 shares of restricted stock vested for Mr. Lefkowitz, resulting in a total of 29,346 unvested shares of restricted stock currently issued to Mr. Lefkowitz. In addition, on December 2, 2003, 7,469 shares of restricted stock were issued to Mr. Lefkowitz which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Roger W. Thomas Employment Agreement.    On July 1, 1999, the Company and Roger W. Thomas amended and restated Mr. Thomas' employment agreement with the Company (the "Amended and Restated Thomas Agreement"). The terms and conditions of the Amended and Restated Thomas Agreement are generally similar to those of the Amended and Restated Jones Agreement, except that (i) Mr. Thomas' current annual base salary is $350,000, (ii) Mr. Thomas was awarded 22,031 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Thomas will receive is $2,500,000. Mr. Thomas was awarded an additional 1,000 shares of restricted stock in March of 2001. On January 2, 2003, Mr. Thomas was awarded an additional 24,000 shares of restricted stock and each of his prior restricted stock agreements was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Jones Restricted Stock Grant and the Jones 2003 Restricted Stock Amendment, respectively. On January 1, 2004, 4,478 shares of restricted stock vested for Mr. Thomas, resulting in a total of 25,380 unvested shares of restricted stock currently issued to Mr. Thomas. In addition, on December 2, 2003, 6,224 shares of restricted stock were issued to Mr. Thomas which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Michael A. Grossman Employment Agreement.    On December 5, 2000, the Company entered into an employment agreement with Michael A. Grossman (the "Grossman Agreement"). The terms and conditions of the Grossman Agreement are generally similar to those of the Amended and Restated Jones Agreement, except that (i) the Grossman Agreement provides for an initial three year term, and a constant one year term beginning in December 2002, (ii) Mr. Grossman's current annual base salary is $340,000, (iii) in March 2001, Mr. Grossman was awarded 18,519 shares of restricted stock in addition to the 4,000 shares of restricted stock previously granted to him in 1999, and with respect to each tax year in which such restricted stock vests, Mr. Grossman is entitled to receive a Tax Gross-Up Payment, (iv) the Fixed Amount Mr. Grossman will receive is $1,000,000 and (v) should Mr. Grossman terminate his employment following a change in control, Mr. Grossman's termination will not be treated as a termination for good reason. On January 2, 2003, Mr. Grossman was awarded an additional 20,000 shares of restricted stock and each of his prior restricted stock agreements was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Jones Restricted Stock Grant and the Jones 2003 Restricted Stock Amendment, respectively. On January 1, 2004, 4,122 shares of restricted stock vested for Mr. Grossman, resulting in a total of 23,360 unvested shares of restricted stock currently issued to Mr. Grossman. In addition, on December 2, 2003, 6,100 shares of restricted stock were issued to Mr. Grossman which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Executive Compensation and Option Committee consists of Alan G. Philibosian, Martin D. Gruss and Vincent Tese. There are no interlocking relationships involving the Company's Board of Directors or the Executive Compensation and Option Committee and the board of directors or compensation committee of any other company, which would require disclosure under the executive compensation rules of the SEC.

Report of the Executive Compensation and Option Committee of the Board of Directors on Executive Compensation

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

        Executive Compensation Philosophy.    The Executive Compensation and Option Committee will annually consider the appropriate combination of cash and stock-based compensation and weigh the competitiveness of the Company's overall compensation arrangements in relation to comparable real estate investment trusts. From time to time, the Executive Compensation and Option Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability. The Executive Compensation and Option Committee believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

        Base Salaries.    The base compensation levels for the Company's executive officers in 2003 were set to compensate the executive officers for the functions they will perform as well as to be consideration for certain non-competition provisions in the employment agreements, and were based on the employment agreements entered into in December 1997, as amended and restated in July 1999 and December 2000. The Company believes that the base salaries generally are appropriate as base compensation to compensate the Company's executive officers for the functions they perform and other considerations. Base salaries will be reviewed annually and may be increased by the Executive Compensation and Option Committee or the Chief Executive Officer, as the case may be, in accordance with certain criteria determined primarily on the basis of growth of revenues and funds from operations per share of Common Stock and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Executive Compensation and Option Committee may vary from individual to individual.

        Annual Bonus Compensation.    The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company objectives. Actual awards paid are based primarily on actual Company performance. During 2003, discretionary incentive and merit cash bonuses in recognition of services performed during fiscal 2003 were awarded as follows: $500,000 to Mitchell E. Hersh, $415,000 to Timothy M. Jones, $320,000 to Barry Lefkowitz, $250,000 to Roger W. Thomas, and $215,000 to Michael A. Grossman.

        Employee Stock Option Plans.    The Company has two employee stock option plans: the Employee Stock Option Plan of Mack-Cali Realty Corporation (the "Employee Stock Option Plan"), which plan will expire in August 2004, and the 2000 Employee Stock Option Plan of Mack-Cali Realty Corporation (the "2000 Employee Stock Option Plan"). References to the "Employee Option Plans" herein refer to the Employee Stock Option Plan and the 2000 Employee Stock Option Plan, collectively. Awards are granted under the Employee Option Plans based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and (v) individual contribution to the success of the Company's financial performance. However, the Employee Option Plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Executive Compensation and Option Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

        The Company's Employee Option Plans relate closely to traditional forms of equity oriented compensation in the commercial real estate industry. The purpose of the option and other stock based grants is to aid the Company in attracting and retaining quality employees, and advancing the interest of the Company's stockholders by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, awards generally are not exercisable immediately upon grant, but instead vest over a specified period. Accordingly, an employee must remain with the Company for a specified period to enjoy the full economic benefit of an award.

        On January 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors in December 2002, restricted stock was awarded under the Company's Employee Stock Option Plan as follows: 60,000 shares to Mitchell E. Hersh, 36,000 shares to Timothy M. Jones, 28,000 shares to Barry Lefkowitz, 24,000 shares to Roger W. Thomas and 20,000 shares to Michael A. Grossman. See "Employment Contracts; Termination of Employment." In addition, on January 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors in December 2002, certain shares of restricted stock that would otherwise have failed to vest as of December 31, 2002 were vested, as of January 2, 2003, for each of the Named Executive Officers and the terms of the unvested shares of restricted stock for each of the

Named Executive Officers remaining from the July 1999 grants were amended, all as described in "Employment Contracts; Termination of Employment" above. All of these actions were taken because, in the Executive Compensation and Option Committee's judgment, Company management had performed well in difficult economic times and the failure to meet the July 1999 vesting criteria for the shares that otherwise would have vested on January 2, 2003 was due largely to the lack of appreciation in the Company's stock price due to the general poor performance of the United States equity markets, for which the executives should not be penalized. The Executive Compensation and Option Committee also concluded that annually set flexible criteria rather than rigid numerical criteria set several years in advance was a more proper incentive to senior management performance. Accordingly, the Executive Compensation and Option Committee recommended to the full Board of Directors, and the Board of Directors approved, vesting the fourth tranche of the 1999 restricted stock award and amending the fifth and final tranche to conform to the new 2003 grants, so that the fifth tranche, as amended, and the new 2003 grants, in the aggregate, would be subject to a new five to seven year vesting schedule and to new annually established performance criteria. The Executive Compensation and Option Committee concluded that this was an appropriate method of rewarding and creating adequate performance incentives for Company management and was consistent with programs for senior executives in place at comparable companies, both within and without the REIT industry. On December 2, 2003, pursuant to the recommendation of the Executive Compensation and Option Committee, the Board of Directors determined to vest the first of such new five (5) year tranches of restricted stock remaining from the July 1999 and January 2003 grants, as of January 1, 2004, in the amount of 11,344, 6,806, 5,179, 4,478, and 4,122 shares for Messrs. Hersh, Jones, Lefkowitz, Thomas and Grossman, respectively, in light of the Company's achievement of its business plan and its performance in 2003 in difficult economic times and the significant appreciation in the Company's stock price.

        On December 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors, and in light of the Company's achievement of its business plan and its performance in 2003 in difficult economic times and the significant appreciation in the Company's stock price, restricted stock, together with related tax gross-up payments, was awarded under the Company's 2000 Employee Stock Option Plan as follows: 12,448 shares to Mitchell E. Hersh, 7,469 shares to Timothy M. Jones, 7,469 shares to Barry Lefkowitz, 6,224 shares to Roger W. Thomas, and 6,100 shares to Michael A. Grossman. These shares are subject to a six (6) month restriction on transfer. See "Employment Contracts; Termination of Employment."

        401(k) Savings Plan.    The Company also maintains a tax-qualified 401(k) savings plan for its eligible employees known as the "Mack-Cali Realty Corporation 401(k) Savings/Retirement Plan" (the "401(k) Plan"). Employees who have attained age 21 and completed one-half year of service with the Company are eligible to participate and may elect to defer up to 15% of their base pay on a pre-tax basis to the 401(k) Plan. The Company may make discretionary matching or profit sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year. In 2003, the Company made discretionary matching contributions of $3,500 to the 401(k) Plan for the plan year ended December 31, 2002 on behalf of each of the Named Executive Officers, other than for Mitchell E. Hersh. Participants are always 100% vested in their pre-tax contributions and will begin vesting in any matching or profit sharing contributions made on their behalf after two years of service with the Company at a rate of 20% per year, becoming 100% vested after a total of six years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payment or in the form of an annuity upon his termination of service with the Company.

        Chief Executive Officer Compensation.    Mitchell E. Hersh, the Chief Executive Officer of the Company, received a base salary during 2003 of $1,050,000 pursuant to the employment agreement entered into in December 1997, as amended and restated in July 1999. Mr. Hersh also was paid a cash bonus of $500,000 in recognition of services performed during fiscal 2003. Mr. Hersh received no fees for his service as a director of the Company during fiscal 2003. The Executive Compensation and Option Committee recognizes Mr. Hersh's contributions to the Company's operations and attempts to ensure that the Chief Executive Officer's compensation is commensurate with the compensation of chief executive officers of comparable corporations. In December 2002, the Executive Compensation and Option Committee recommended that the Board of Directors approve and the Board of Directors did approve the grant, effective January 2, 2003, of 60,000 additional shares of restricted stock to Mr. Hersh as described under "Employee Stock Option Plans" above. On December 2, 2003, pursuant to the recommendation of the Executive Compensation and Option Committee, the Board of Directors determined to vest the first of such new five (5) year tranches of restricted stock remaining from the July 1999 and January 2003 grants to Mr. Hersh, as of January 1, 2004, in the amount of 11,344 shares. Also on December 2, 2003, the Executive Compensation and Option Committee recommended that the Board of Directors approve and the Board of Directors did approve the grant, effective December 2, 2003, of 12,448 additional shares of restricted stock to Mr. Hersh as described under "Employee Stock Option Plans" above. The Board of Directors deemed such bonus, restricted stock awards and Mr. Hersh's total compensation appropriate in light of Mr. Hersh's substantial contribution to the Company's growth and success in 2003.

EXECUTIVE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS
ALAN G. PHILIBOSIAN, CHAIRMAN MARTIN D. GRUSS VINCENT TESE

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	3,271,004(3)	$30.56(4)	2,353,483
Equity Compensation Plans Not Approved by Stockholders(1)	23,131.250	N/A	N/A(5)
Stock Warrants Not Approved by Stockholders(2)	149,250	$33.00	N/A

Total	3,443,385.250	N/A	2,353,483

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Stock warrants held by Timothy M. Jones (142,000 warrants) and Michael Grossman (7,250 warrants) (collectively, the "Robert Martin Warrants"), were granted without stockholder approval, in accordance with applicable NYSE rules at the time such warrants were granted, in connection with the commencement of their respective employment with the Company in 1997 as a result of the Robert Martin business combination. The Robert Martin Warrants enable the holder to purchase an equal number of shares of the Company's Common Stock at $33.00 per share. The Robert Martin Warrants are all currently exercisable and expire on January 31, 2007.

(3)
Includes 280,869 shares of restricted stock.

(4)
Weighted-average exercise price of outstanding options; excludes restricted stock.

(5)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE filings restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company's outstanding shares when the plan commenced on January 1, 1999.

Performance Graph

        The following graph compares total stockholder returns from December 31, 1998 through December 31, 2003 to the Standard & Poor's 500 Index ("S&P 500") and to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT Total Return Index ("NAREIT"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NAREIT indices was $100 at December 31, 1998 and that all dividends were reinvested. The price of the Company's Common Stock on December 31, 1998 (on which the graph is based) was $30.875. The stockholder return shown on the following graph is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MACK-CALI REALTY
CORPORATION, THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended December 31, 2003, and has been appointed by the Audit Committee to continue as the Company's independent auditors for the fiscal year ending December 31, 2004. In the event that ratification of this appointment of independent auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 does not preclude the Board of Directors of the Company from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent auditor, if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent auditor, such auditor will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered in 2003 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor is engaged by, and reports directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $75,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2003 and 2002 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements, (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, (iii) consents and comfort letters issued in connection with debt offerings and (iv) services provided in connection with statutory and regulatory filings or engagements were $510,500 and $421,100, respectively.

Audit-Related Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2003 and 2002 by PricewaterhouseCoopers LLP for assurance and related services in connection with (i) the performance of the audit or review of the Company's financial statements, including 401(k) plan audits, (ii) due diligence assistance and (iii) assistance with compliance with Section 404 of the Sarbanes-Oxley Act of 2002, were $146,700 and $25,500, respectively.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2003 and 2002 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $85,000 and $80,000, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        The Company did not incur any other fees for fiscal years ended December 31, 2003 and 2002 for services rendered by PricewaterhouseCoopers LLP.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NO. 3
APPROVAL OF THE MACK-CALI REALTY CORPORATION 2004 INCENTIVE STOCK PLAN

        General.    In connection with the August 2004 expiration of the Company's Employee Stock Option Plan and the Director Stock Option Plan, each adopted in 1994 (collectively, the "1994 Plans"), the Board of Directors of the Company adopted at its meeting on March 9, 2004, subject to stockholder approval, the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "Incentive Stock Plan") (a copy of which is attached hereto as Annex A). The Incentive Stock Plan gives the Company the ability to grant stock options, stock appreciation rights ("SARs"), restricted stock and phantom stock units (collectively, "Awards") to key employees, consultants, advisors and non-employee members of the Board of Directors and the Advisory Board of the Company and its subsidiaries. The Board of Directors believes that adoption of the Incentive Stock Plan is in the best interests of the Company and its stockholders because the ability to grant stock options and make other stock-based awards under the Incentive Stock Plan is an important factor in attracting, motivating and retaining qualified and distinguished personnel with proven ability and vision to serve as employees, officers, consultants, advisors or members of the Board of Directors and the Advisory Board of the Company and its subsidiaries, and to chart the Company's course towards continued growth and financial success. Therefore, the Board of Directors views the Incentive Stock Plan as a key component of the Company's compensation program.

        As of March 1, 2004, under all of the Company's equity compensation plans (other than the Directors' Deferred Compensation Plan), an aggregate of 2,353,843 shares remained available for future grants, 2,360,860 shares were allocated to outstanding options and 226,272 shares of unvested restricted stock have been awarded under the plans. Also as of March 1, 2004, an aggregate of 92,482 employee stock warrants remained outstanding. The weighted average exercise price of all options and warrants outstanding as of March 1, 2004 was $30.41 per share.

Summary of the Provisions of the Incentive Stock Plan.

        The following summary briefly describes the material features of the Incentive Stock Plan and is qualified, in its entirety, by the specific language of the Incentive Stock Plan, a copy of which is attached hereto as Annex A.

        Shares Available.    The Board of Directors has authorized, subject to stockholder approval, 2,500,000 shares of Common Stock for issuance under the Incentive Stock Plan. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Incentive Stock Plan and to any outstanding Awards. Shares available for Awards under the Incentive Stock Plan may be either authorized and unissued shares, shares held in or acquired for the Company's treasury or shares purchased on the open market by the Company.

        In certain circumstances, shares subject to an outstanding Award may again become available for issuance pursuant to other Awards available under the Plan. For example, shares subject to forfeited, terminated, canceled or expired Awards, or Awards settled in cash (e.g. phantom stock units or non-tandem SARs), will again become available for future grants under the Incentive Stock Plan. In addition, shares subject to an Award that are withheld by the Company to satisfy tax withholding obligations shall also be made available for future grants under the Incentive Stock Plan.

        Administration.    The Incentive Stock Plan is administered by the Executive Compensation and Option Committee of the Board of Directors of the Company or such other committee as may be appointed by the Board of Directors to administer the Plan ("Committee"). The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the

Exchange Act, the Incentive Stock Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Incentive Stock Plan, the Committee determines the persons to whom grants of options, SARs, shares of restricted stock and phantom stock units are to be made, the number of shares of Common Stock, or phantom stock units, as the case may be, to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a nonstatutory stock option, the option's term, vesting and exercisability, the amount and type of consideration to be paid to the Company upon the option's exercise and the other terms and conditions of the grant. The terms and conditions of restricted stock and SAR awards are also determined by the Committee. However, as discussed below, non-employee directors are entitled to a non-discretionary stock option grant upon their initial election or appointment to the Board of Directors. The Committee has the responsibility to interpret the Incentive Stock Plan and to make determinations with respect to all Awards granted under the Incentive Stock Plan. All determinations of the Committee are final and binding on all persons having an interest in the Incentive Stock Plan or in any award made under the Incentive Stock Plan. The costs and expenses of administering the Incentive Stock Plan are borne by the Company.

        Eligibility.    Eligible individuals include key employees, which may include all or substantially all employees (including officers and directors of the Company who are also employees), consultants or advisors of the Company or its subsidiaries whose efforts, in the judgment of the Committee, are deemed worthy of encouragement to promote the growth and success of the Company. Non-employee members of the Board of Directors and non-employee members of the Advisory Board of the Company are also eligible to participate in the Incentive Stock Plan. Non-employee directors of the Company's subsidiaries may be eligible if so designated by the Company's Board of Directors. All eligible individuals may receive one or more Awards under the Incentive Stock Plan, upon the terms and conditions set forth in the Incentive Stock Plan. Currently, approximately 369 individuals are eligible to receive Awards under the Incentive Stock Plan. Of this total, approximately 352 individuals are employees and 17 individuals are non-employee directors or members of the Advisory Board. At this time, there are no individuals who are consultants or advisors that are eligible to receive Awards under the Incentive Stock Plan. Except in the case of non-discretionary options to non-employee directors, there is no assurance that an otherwise eligible individual will be selected by the Committee to receive an Award under the Incentive Stock Plan.

        Because future Awards under the Incentive Stock Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term and stock-based compensation under other plans and stock options under such plans is presented above in this Proxy Statement. See "Summary Compensation" herein and note 17 to the Company's financial statements for the year ended December 31, 2003 in the Annual Report that accompanies this Proxy Statement.

        Non-Discretionary Option Grant to Non-Employee Directors.    As noted above, each non-employee director automatically receives, upon his or her initial election or appointment to the Board of Directors, a stock option. The option gives a non-employee director the right to acquire 5,000 shares of Common Stock at a price equal to the fair market value of the shares, determined at the option's date of grant. Pursuant to the Incentive Stock Plan, each automatic option will be evidenced by an individual Award agreement. Such option shall become fully exercisable on the first anniversary of the grant date, provided the director remains in the continuous service of the Company for such period. Any other terms and conditions, including terms regarding acceleration of the option's exercisability and post-termination exercise conditions, is subject to the provisions of the Incentive Stock Plan as described below. Non-employee directors are also eligible for any other Award under the terms of the Incentive Stock Plan described below.

        Stock Options and SARs.    Under the Incentive Stock Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants, advisors, non-employee directors and Advisory Board members are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. SARs may be granted either alone or in tandem with a stock option. A SAR entitles the participant to receive the excess, if any, of the fair market value of a share on the exercise date over the strike price of the SAR. This amount may be payable in cash or shares of Common Stock. In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled will not be made available for future Awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the Incentive Stock Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), whether a SAR is paid in cash or shares, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Incentive Stock Plan, all of which will be evidenced in an individual Award agreement between the participant and the Company. After the Company grants an option pursuant to the Incentive Stock Plan, such option may not be re-priced by the Company.

        Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of the option's grant and the term of any such option shall expire on the tenth anniversary of the date of the option's grant. In addition, the per share exercise price of any option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant and such option shall expire on the fifth anniversary of the date of the option's grant.

        Options and SARs granted under the Incentive Stock Plan become exercisable at such times as may be specified by the Committee. In general, options and SARs granted to participants who are key employees, consultants or advisors become exercisable in five equal annual installments, subject to the optionee's continued employment or service with the Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. Options granted to participants who are non-employee directors or members of the Advisory Board become exercisable on the January 1 immediately following the date of grant or such later date as the Committee determines and SARs granted to participants who are non-employee directors or Advisory Board members generally become exercisable on the first anniversary of the date of grant, in both cases, subject to the participant's continued service as a director or Advisory Board member. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

        Under certain circumstances, options and SARs may become exercisable prior to the exercise dates described in the preceding paragraph. Unless the Committee determines otherwise with respect to discretionary Awards, if a participant who is a non-employee director or Advisory Board member terminates service due to death, disability or retirement, any outstanding option or SAR will become fully exercisable upon such termination. If a participant who is a key employee, consultant or advisor terminates employment due to death, any outstanding option and SAR will become exercisable to the extent the option or SAR, as applicable, would have become exercisable had the participant's termination occurred in the calendar year following his or her actual termination. This rule also applies upon the disability of a key employee. In addition, all outstanding options and SARs will become fully exercisable in the event of a "Change in Control," as described below.

        The maximum term of options and SARs granted under the Incentive Stock Plan is ten years. If a participant who is a non-employee director or Advisory Board member terminates employment due to death, disability or retirement, the portion of his or her option or SAR Awards that were exercisable at the time of such termination, or which becomes exercisable as described in the paragraph above, may be exercised for one year from the date of termination. If a participant who is a key employee, consultant or advisor terminates employment due to death or disability (in the case of a key employee), the portion of his or her option or SAR Awards that was exercisable at the time of such termination, or which becomes exercisable as described in the paragraph above, may be exercised for one year from the date of termination. In the case of any other termination, the portion of his or her option or SAR Awards that was exercisable at the time of such termination may be exercised for three months from the date of termination. However, if the remainder of the option or SAR term is shorter than the applicable post-termination exercise period, the participant's rights to exercise the option or SAR will expire at the end of the term. In addition, if a non-employee director or Advisory Board member's service terminates due to cause, all rights under an option or SAR will immediately expire, including rights to the exercisable portion of the option or SAR. Shares attributable to an option or SAR that expires without being exercised will be forfeited by the participant and will again be available for Award under the Incentive Stock Plan.

        Unless limited by the Committee in an Award agreement, payment for shares purchased pursuant to an option exercise may be made (i) in cash, certified check or wire transfer, (ii) subject to the Committee's approval, in shares already owned by the participant having a fair market value not less than the option price, or (iii) through broker-assisted cashless exercise procedures.

        Restricted Stock.    Under the Incentive Stock Plan, the Committee is also authorized to make Awards of restricted stock. A restricted stock Award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee. Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants (other than as described in "Transferability Restrictions" below), and may be forfeited in the event of termination of employment.

        An Award of restricted stock will be evidenced by a written agreement between the Company and the participant. The Award agreement will specify the number of shares of Common Stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the award holder's continued employment by the Company, and any other terms and conditions the Committee shall impose consistent with the provisions of the Incentive Stock Plan. Upon the lapse of the restrictions, the shares of Common Stock subject to the award will become immediately distributable to the participant.

        Unless the Committee determines otherwise in the Award or other agreement, if a participant who is a non-employee director or Advisory Board member terminates service due to death, disability or retirement, all restrictions on the participant's outstanding restricted stock awards will lapse with respect to all shares and the shares will be delivered to the participant (or his or her beneficiary). If a participant who is a key employee, consultant or advisor terminates employment due to death, all restrictions on the participant's outstanding restricted stock awards will lapse with respect to an additional number of shares subject to the restricted stock award for which the restrictions would lapse in the calendar year following the participant's termination and the shares will be delivered to the participant. This rule also applies to a participant who is a key employee whose employment terminates due to disability. In addition, all restrictions on the participant's outstanding restricted stock awards will lapse with respect to all shares in the event of a "Change in Control," as described below. However, if a non-employee director or Advisory Board member's service terminates due to cause, all rights to restricted stock to which restrictions then apply will be forfeited. Restricted stock which is forfeited by the participant will again be available for Award under the Incentive Stock Plan.

        Phantom Stock Units.    Unlike the 1994 Plans, the 2000 Employee Stock Option Plan and the Amended and Restated 2000 Director Stock Option Plan, the Incentive Stock Plan allows the Committee to grant phantom stock units. Phantom stock units entitle a participant to a contractual right to receive, in the future, shares of Common Stock, a cash payment equal to a value of a number of shares of Common Stock or a combination of shares and cash. When granted, the Committee shall establish an initial value for each phantom stock unit, which may correspond to the fair market value of a share of Common Stock at the time of grant. The Committee may establish a vesting schedule over which the phantom stock units will become payable, or may establish performance goals to be achieved before payment can be made. If the Committee establishes performance goals, the number of the phantom stock units payable to the participant shall be a function of the extent to which a participant satisfies the performance goals, as determined by the Committee, and the value of each phantom stock unit payable will normally correspond to the fair market value of a share of Common Stock at the time of payment. Participants will not have any rights as stockholders with respect to an Award of phantom stock units, but may, if the Committee determines, be entitled to dividends declared with respect to unit shares vested or earned, but not yet distributed. The Committee may provide participants, at the time of grant or shortly thereafter, the opportunity to defer payment of vested or earned phantom stock units. In addition, the Committee may establish any other terms and conditions of an Award of phantom stock units, including provisions regarding the right of a participant to receive a payout in the event the participant's employment, consulting arrangement or service as a non-employee director or Advisory Board member terminates.

        Transfer of Service.    For purposes of the Plan, a participant is not deemed to have incurred a termination of service or employment if the participant's status as a non-employee director, Advisory Board member, employee, consultant or advisor terminates and the participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company or a subsidiary (e.g., the participant terminates as an employee but continues as a director or Advisory Board member).

        Fair Market Value.    Under the Incentive Stock Plan, fair market value means the fair market value of the shares based upon the closing price of a share as quoted on the NYSE at the end of the last business day preceding the grant date or other date of determination. If the shares are not then traded on the NYSE or no sale takes place on such day, fair market value of a share will be the average of the closing bid and asked prices for the shares on a national securities exchange or other market system on which the shares are then traded, as reported in the New York edition of The Wall Street Journal. If shares are not readily tradable on a national securities exchange or other market system, fair market value means an amount determined in good faith by the Committee to be the fair market value of the shares.

        Change in Control Provisions.    In general, a "Change in Control" means that any of the following events has occurred, and the Board of Directors has affirmatively elected to treat such event as a Change in Control under the Incentive Stock Plan: (i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its subsidiaries, or any employee benefit plan sponsored by the Company or any of its subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares issued and outstanding immediately before such acquisition; (ii) any shares are purchased pursuant to a tender or exchange offer other than an offer by the Company; or (iii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation. If an individual participant has an employment or other agreement requiring payments upon a change in control, such agreement may also apply with respect to Awards under the Incentive Stock Plan.

        Transferability Restrictions.    Generally and unless otherwise provided in an Award agreement, shares or rights subject to an Award cannot be assigned or transferred other than by will or by the laws of descent and distribution and Awards may be exercised during the participant's lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the Committee, in its sole discretion, transfer an Award, or any portion thereof, to one or more of the participant's spouse, children or grandchildren, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the participant.

        Termination or Amendment of the Incentive Stock Plan.    Unless sooner terminated, no Awards may be granted under the Incentive Stock Plan after May 20, 2014. The Board of Directors may amend, suspend or terminate the Incentive Stock Plan at any time, but the Board of Directors may not amend the Incentive Stock Plan to increase the total number of shares of Common Stock reserved for issuance of Awards or adopt any amendment that would materially increase the cost of the Incentive Stock Plan to the Company without stockholder approval. In addition, any amendment or modification of the Incentive Stock Plan which constitutes a material revision of the Plan shall be subject to stockholder approval as required by Section 303A.08 of the NYSE Listed Company Manual. No amendment, suspension or termination may deprive any participant of any rights under Awards previously made under the Incentive Stock Plan without the participant's written consent.

        Other Provisions.    Neither the existence of the Incentive Stock Plan, nor the granting of an Award thereunder, will be construed to limit, in any way, the right of the Company or its stockholders to elect a person to serve as a director or the right of the Board of Directors to appoint a person to serve as a member of the Advisory Board. In addition, nothing in the Incentive Stock Plan shall be construed to give any director or Advisory Board member the right to receive an Award (other than the automatic option upon initial appointment or election) under the Incentive Stock Plan unless the express terms and conditions of the Incentive Stock Plan are satisfied.

Summary of Federal Income Tax Consequences of the Incentive Stock Plan

        The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Incentive Stock Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Incentive Stock Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

        Options and SARs.    There are three points in time when a participant and the Company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option or a SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. The Company similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option's exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of a SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, the value of the shares received).

        Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a "disqualifying disposition"), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, in such case, the tax "basis" is the exercise price).

        Generally, the Company will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, the Company is generally not entitled to a tax deduction relating to amounts that represent a capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, the Company will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

        Restricted Stock and Phantom Stock Unit Awards.    A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock or phantom stock units. With respect to Awards involving shares or other property, such as restricted stock awards, that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. Alternatively, if an Award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. The Company generally will be entitled to a deduction for the same amount.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this Proposal No. 3, provided that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote on this proposal. For purposes of the vote on this Proposal No. 3, an abstention or a broker non-vote will have the effect of a vote against this proposal unless the total votes cast on this proposal represent more than 50% in interest of all securities entitled to vote on this proposal, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE INCENTIVE STOCK PLAN.

PROPOSAL NO. 4
SHAREHOLDER PROPOSAL

        The Service Employees International Union ("SEIU"), 1313 L Street, N.W., Washington, D.C. 20005, owner of 108 shares of the Company's Common Stock, has notified the Company of its intention to introduce the following proposal at the Annual Meeting. The proposal and the proponent's supporting statement, for which the Board of Directors and the Company accept no responsibility, appear below in italics.

        THE BOARD OF DIRECTORS OF THE COMPANY STRONGLY OPPOSES ADOPTION OF THE PROPOSAL AND ASKS STOCKHOLDERS TO REVIEW THE BOARD OF DIRECTORS' RESPONSE, WHICH FOLLOWS THE PROPOSAL AND THE PROPONENT'S SUPPORTING STATEMENT.

        "RESOLVED, that shareholders of Mack-Cali Realty Corp. ("Mack-Cali") urge the Board of Directors to implement a comprehensive policy governing related party transactions that, in addition to the provisions in Article V, section 7 of Mack-Cali's bylaws, requires annual disclosure in a report to shareholders of the following information regarding each transaction between Mack-Cali and any senior executive or director:

  a.
  Whether the Board considered or approved it;

  b.
  Whether the Board determined whether the transaction involves terms different from those that would likely be negotiated with clearly independent parties;

  c.
  The basis on which any determination described in subpart (b) was made; if a fairness opinion or similar appraisal was relied upon, a brief description of the valuation methodology should be provided;

  d.
  If a transaction involves an ongoing relationship, whether the Board or any other entity will periodically review the relationship to determine whether it is still in the best interest of Mack-Cali and how often review will occur."

Supporting Statement

        Related party transactions—transactions between a company and its insiders—create a risk that the insiders may benefit themselves at the company's expense by causing the company to engage in transactions that are not on arm's length terms. They may also inflate earnings or distort financial results. (See AICPA Practice Alert 95-3) A 2002 report by The Corporate Library highlighted the governance risks of such transactions, stating that they "demonstrate at best insensitivity to the importance of objective, independent oversight from directors and at worst, a blurring of the lines between personal and corporate assets that makes effective oversight impossible."

        Mack-Cali has engaged in numerous related party transactions in recent years. For example, since September 1998, Mack-Cali has paid more than $35 million to acquire land and properties from entities whose principals include Timothy Jones, Martin Berger, and Robert Weinberg, the president, a current director, and a former director of Mack-Cali, respectively. Mack-Cali has also entered into several leasing arrangements with entities affiliated with Mack-Cali directors. Indeed, during the last three years, Mack-Cali was involved in related party transactions with half of its directors.

        Shareholders cannot tell from the bulk of Mack-Cali's related party transaction disclosures whether the transactions were evaluated to ensure they were in Mack Cali's best interest and on arm's length terms. We believe that shareholders should receive such information, which will assist them in monitoring Mack-Cali's board and management.

  For these reasons, we encourage shareholders to vote FOR this proposal.

Mack-Cali Realty Corporation's Response to Shareholder Proposal

        The Board of Directors believes that the proposal submitted by the proponent is not in your best interest as a stockholder of the Company for the reasons set forth below. We recommend that you vote AGAINST the proposal.

        The majority of the Company's related-party transactions involve transactions with entities controlled by, or affiliates of, members of the founding families of the Company, namely the Mack Group, the Cali Group, and the Robert Martin Group, (collectively, the "Contributors"), and are entered into pursuant to the terms and conditions of the original contribution and exchange agreements (the "Contribution Agreements") entered into between the Company and certain of the Contributors. The terms of each of the Contribution Agreements were negotiated at arms-length contemporaneous with the execution of each Contribution Agreement by the Company and the Contributors, and were approved by the Board of Directors. Such related-party transactions involve the exercise of certain rights specifically bargained for by the Company as part of the Contribution Agreements, and the exercise of such rights were in each instance evaluated and recommended by executive management, with its combined average of over 22 years experience in the real estate industry, approved by the Board of Directors, and included as exhibits to the Company's periodic reports filed with the SEC pursuant to the Exchange Act. In fact, the specific transactions cited by the proponent are mostly transactions with the Robert Martin Group that are, in the aggregate, immaterial to the Company in the context of the size of the transactions compared to the market capitalization of the Company, but were nevertheless approved by the Board of Directors, and in many cases result from the exercise of options granted to the Company to acquire property pursuant to the terms and conditions of the Robert Martin Group Contribution Agreement.

        Furthermore, the SEC already requires the Company to disclose, on an annual basis, transactions with its directors and executive officers. Pursuant to SEC regulations, which apply to all public companies, the Company is required to provide information as to:

          —any transaction with a director or executive officer exceeding $60,000 in which the director or executive officer has a direct or indirect material interest; and

          —specified business relationships of directors and executive officers, and indebtedness of directors and executive officers to the Company, where the amount of the indebtedness exceeds $60,000.

        The Company's disclosure of such transactions in this Proxy Statement is located under the caption "Directors and Executive Officers—Certain Relationships and Related Transactions." Similar disclosure is also contained in the notes to the Company's financial statements contained in its recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        The stockholder proposal would require the Company to present not only transactions required to be disclosed by the SEC, but additional disclosure with respect to each transaction between the Company and any senior executive or director without consideration of how immaterial the transaction may be.

        When the SEC adopted Item 404 of Regulation S-K, which requires disclosure of related party transactions, it stressed the importance of having uniformity in related party disclosures. The SEC was also concerned that "overly detailed disclosure about relationships and transactions may result in truly significant relationships and transactions being obfuscated by less important information." The SEC also considered reduction of company compliance burdens as a significant goal achieved by the adoption of its related party transaction disclosure: "The [SEC] believes that [the adoption of its related party disclosure] will maintain the quality of disclosure received by security holders and investors while reducing compliance burdens on registrants."

        As indicated by the foregoing, the SEC carefully balanced disclosure to stockholders with an appropriate compliance burden to craft a regulation which would elicit disclosure of relationships and transactions considered significant by the SEC. In contrast, the disclosure suggested by the stockholder's proposal would entail disclosure of each transaction with a senior executive officer or director, whether or not it was required to be disclosed by the SEC's rules and regulations and regardless of how immaterial the transaction may be.

        Article V, Section 7 of the Company's Articles of Restatement already provides for the approval of related party transactions by the affirmative vote of a majority of the disinterested members of the Board of Directors. Also, effective January 1, 2004, the Company's Board of Directors adopted the Mack-Cali Realty Corporation Code of Business Conduct and Ethics (the "Code of Ethics"). The Company's Code of Ethics was adopted for the purpose of, among other things, promoting the highest standards of ethical conduct, fair dealing, and honesty in all of the Company's directors, officers, and employees. The Code of Ethics prohibits all conflicts of interest as a matter of Company policy, unless (1) such conflicts of interest have been approved in advance by the Company or (2) such conflicts of interest are specifically authorized by some other specific written agreement with the Company that has been approved by the Board of Directors. The Board of Directors also considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors pursuant to NYSE standards and must disclose any basis for determining that a relationship is not material. The Company's policy regarding conflicts of interest increases the transparency of related party transactions by ensuring that, regardless of whether any such transaction is required to be disclosed by the SEC's rules and regulations, such transaction will have been authorized by the Board of Directors. The Company believes that the provisions of Article V, Section 7 of the Company's Articles of Restatement, together with the provisions of the Code of Ethics and existing mandatory SEC disclosures, already constitute substantial safeguards which ensure the full, fair, and independent evaluation of related party transactions by the Board of Directors, and the disclosure of any material transactions.

        The stockholder proposal would also require disclosure of the basis on which any Board of Directors determination was made. The quantitative and qualitative considerations regarding interests of the parties to a potential related party transaction vary greatly from one transaction to the next, and as a result, each potential transaction requires the Board of Directors to conduct a separate review and analysis of all applicable information. The mechanisms and procedures utilized by the Board of Directors to review and analyze any such transaction may vary significantly depending upon the facts and circumstances. Consequently, the Company believes that the provisions of the proposal regarding the mechanisms and procedures applied by the Board of Directors with respect to the evaluation of every conflict of interest transaction would be especially burdensome, and would only serve to obfuscate the description of the substantive terms and conditions of the Company's material transactions which are already required to be disclosed under SEC rules and regulations.

        The Company believes that, in light of the existing extensive proxy and financial statement disclosure requirements for related party transactions required to be disclosed by the SEC's rules and regulations, the related party disclosure policy urged by the stockholder proposal is not advisable or appropriate.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this Proposal No. 4. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2005 annual meeting of stockholders in May 2005. To be considered for inclusion in the Company's notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2005, a stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016, no later than December 16, 2004, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

        The Company's by-laws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held in 2005, any such stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, no earlier than January 20, 2005 and no later than February 22, 2005, and discretionary authority may be used if untimely submitted.

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by Internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors,

Roger W. Thomas Secretary

Annex A

MACK-CALI REALTY CORPORATION
2004 INCENTIVE STOCK PLAN

SECTION 1. INTRODUCTION

        1.1    PURPOSE.    The purpose of the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "Plan") is to advance and promote the interests of Mack-Cali Realty Corporation (the "Corporation") and its Subsidiaries by providing employees, consultants and advisors of the Corporation or its Subsidiaries and non-employee members of the Corporation's Board of Directors and Advisory Board, or its Subsidiaries, if so designated, with an incentive to achieve corporate objectives, to attract and retain employees, consultants, advisors, non-employee Directors and Advisory Board Members of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Shares and by providing for payments to such individuals based on the appreciation in value or value of such Shares. The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder. The Plan is effective as of May 20, 2004.

        1.2    DEFINITIONS.    The following definitions are applicable to the Plan:

        (a)    "Advisory Board" means the Advisory Board of the Corporation established in 1997.

        (b)    "Advisory Board Member" means a non-employee member of the Advisory Board.

        (c)    "Award" means Options, Restricted Stock, Stock Appreciation Rights (SARs), Phantom Stock Units or any combination thereof, granted under the Plan.

        (d)    "Award Agreement" means the written agreement between the Corporation and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan. To the extent that some or all of the terms and provisions of an Award are set forth in a Participant's employment or other agreement, as applicable, with the Corporation or any Subsidiary, the term "Award Agreement" as used herein incorporates by reference such terms. In the event of any conflict between the terms and provisions of an Award Agreement and those of an employment or other agreement, the terms of the employment or other agreement shall control.

        (e)    "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 6.8 to receive the amount, if any, payable under the Plan upon the death of a Participant or the right to exercise an Award outstanding upon the death of a Participant.

        (f)    "Board" means the Board of Directors of the Corporation.

        (g)    "Cause" mean termination for fraud or willful misconduct by a Director or Advisory Board Member, as determined by the Committee or the Board.

        (h)    "Change in Control" means that any of the following events has occurred:

    (i)
    any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Corporation, any of its Subsidiaries, or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such acquisition;

    (ii)
    any Shares are purchased pursuant to a tender or exchange offer other than an offer by the Corporation; or

    (iii)
    the dissolution or liquidation of the Corporation or the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Corporation immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control described in Sections 2.2(c)(ii), 3.3(c) and 4.7 shall exist, unless (i) on a Plan wide basis, the Board directs to the contrary by resolution adopted prior to the Change in Control or (ii) on a Participant by Participant basis with respect to individual Participants who have employment or other agreements with the Corporation or any Subsidiary which contain a definition of change in control, the definition of change in control is met under such employment or other agreement and such employment or other agreement specifies that a change in control under such other employment or other agreement will be considered a Change in Control for purposes of the Plan. Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Sections 2.2(c)(ii), 3.3(c) and 4.7 or any of such Sections become ineffective may be rescinded or countermanded at any time with or without retroactive effect by such Board.

        (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of, or rule under, the Code includes references to successor provisions.

        (j)    "Committee" means the committee appointed pursuant to Section 1.3 or if no such Committee is appointed, the Board.

        (k)    "Corporation" means Mack-Cali Realty Corporation.

        (l)    "Director" means any non-employee member of the Board, and any non-employee member of the Board of Directors of a Subsidiary to the extent that the Board designates such Subsidiary's Board of Directors as eligible to participate in the Plan.

        (m)    "Director Option" means a Nonqualified Stock Option automatically granted to a Director upon his or her initial election or appointment as Director, pursuant to Subsection 2.1(b).

        (n)    "Disability" means (i) with respect to a Participant who is a Director or Advisory Board Member, a mental or physical condition rendering the Participant unable to perform his or her regular duties in such capacity, as determined by the Committee or the Board, or, (ii) with respect to a Participant who is a Key Employee, the Participant qualifies for long-term disability benefits under the Corporation's long-term disability plan that covers the Participant, unless otherwise provided for in an employment or other agreement between the Participant and the Corporation.

        (o)    "Eligible Individual" means any Key Employee, consultant or advisor of the Corporation or any Subsidiary, and any Director or Advisory Board Member.

        (p)    "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act include references to successor provisions.

        (q)    "Fair Market Value" means the fair market value of the Shares based upon the closing price of a Share as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination, or, if the Shares are not then traded on the New York Stock Exchange or no sale takes place on such day, the average of the closing bid and asked prices for the Shares on a national securities exchange or other market system on which the Shares are then traded, as reported in the New York edition of The Wall Street Journal; provided, however, that if Shares are not readily tradeable on a national securities exchange or other market system, Fair Market

Value means an amount determined in good faith by the Committee to be the fair market value of the Shares.

        (r)    "Grant Date" means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee. With respect to a Director Option, the Grant Date means the first day of the Director's initial tenure as a Director upon his election or appointment to the Board.

        (s)    "Incentive Stock Option" means an Option to purchase Shares that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

        (t)    "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children and grandchildren.

        (u)    "Key Employee" means any employee of the Corporation or any of its Subsidiaries, including any officer or director who is also an employee, who, in the judgment of the Committee, is considered important to the future of the Corporation. Nothing shall limit the Board from designating all or substantially all employees as eligible for grants.

        (v)    "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased from the open market.

        (w)    "Nonqualified Stock Option" means an Option to purchase Shares, that does not qualify as an Incentive Stock Option.

        (x)    "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

        (y)    "Option Price" means the purchase price per Option Share.

        (z)    "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

        (aa)    "Participant" means an Eligible Individual who has been granted an Award or a Permitted Transferee.

        (bb)    "Permitted Transferee" means a person to whom an Award may be transferred or assigned in accordance with Section 6.8.

        (cc)    "Phantom Stock Unit" means a contractual right to receive Shares or the value of Shares in the future.

        (dd)    "Plan" means the Mack-Cali Realty Corporation 2004 Incentive Stock Plan, as the same may be amended from time to time.

        (ee)    "Restricted Stock" means Shares that are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

        (ff)    "Restricted Period" means, as applicable, the period of time Restricted Stock is subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock, or the period during which Phantom Stock Units vest or performance goals must be achieved with respect to Phantom Stock Units, as specified in the Award Agreement applicable to the Phantom Stock Units.

        (gg)    "Restrictions" means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 4.2.

        (hh)    "Retirement" means separation from service as a Director or Advisory Board Member on or after age 65 or at such other time as the Board may designate.

        (ii)    "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

        (jj)    "SEC" means the Securities and Exchange Commission.

        (kk)    "Section 16 Participant" means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

        (ll)    "Share" means a share of the common stock, $.01 par value per share, of the Corporation.

        (mm)    "Stock Appreciation Right" or "SAR" means a right granted under the Plan in connection with an Option, or separately, to receive the appreciation in value of Shares.

        (nn)    "Subsidiary" means a corporation as defined in Section 424(f) of the Code (with the Corporation treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, 50% or more of the then outstanding common stock in any corporation or (ii) has a 50% or more ownership interest in any other entity.

        (oo)    "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the combined voting power of all classes of capital stock of the Corporation or any Subsidiary where "voting power" means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

        (pp)    "Termination" means (i) for a Participant who is a Key Employee, termination of employment with the Corporation and all Subsidiaries, (ii) for a Participant who is a consultant or advisor, termination from service with the Corporation and all Subsidiaries, as determined by the Corporation, or (iii) for a Participant who is a Director or Advisory Board Member, termination from service of the Board or Advisory Board, as the case may be.

        1.3    ADMINISTRATION.    The Plan shall be administered by a committee (the "Committee"), which shall consist of two or more directors of the Corporation, all of whom qualify as "Non Employee Directors" as defined in Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Executive Compensation and Option Committee of the Board meets the requirements set forth in this Section 1.3, it shall be the Committee hereunder unless otherwise determined by the Board.

        A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

        Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

    (i)
    to select the Participants from Eligible Individuals;

    (ii)
    to grant Options, Restricted Stock and/or Phantom Stock Units to Participants in such combination and in such amounts as it shall determine and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

    (iii)
    to determine the amount, if any, that a Participant shall pay for Restricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

    (iv)
    to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law; provided, however, that the Committee shall not have the authority and discretion to re-price any Award;

    (v)
    to determine consistent with the Code whether an Option that is granted to a Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

    (vi)
    to amend any Incentive Stock Option with the consent of the Participant so as to make it a Nonqualified Stock Option;

    (vii)
    to grant a SAR in connection with the grant of an Option or separately;

    (viii)
    to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment, termination of service as a Director or Advisory Board Member (other than for Cause) or, in the case of a consultant or advisor, termination of such consulting or advisory arrangement;

    (ix)
    subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

    (x)
    to treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment or service of such Participant by the Corporation or any Subsidiary for purposes of accrual of his or her rights under his or her Awards;

    (xi)
    to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, to make all determinations of fact, and to take all other actions considered necessary or advisable for the administration of the Plan; and

    (xii)
    to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        1.4    PARTICIPATION/SERVICE

        (a)    Participation.    The Committee may, in its discretion, grant Awards to any Eligible Individual, whether or not he or she has previously received an Award. Participation in the Plan shall be limited to those Eligible Individuals who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

        No such Eligible Individuals shall at any time have the right to be a Participant or to receive an Award (other than a Director Option, if applicable), unless selected by the Committee pursuant to the Plan. No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

        (b)    Director Options.    All Directors shall automatically be eligible to receive Director Options under the Plan.

        (c)    Transfer of Service.    Notwithstanding any provision in the Plan to the contrary, for purposes of determining the exercise period and exercisability of Awards granted hereunder, a Participant shall not be deemed to have incurred a Termination if the Participant's status as a Director, Advisory Board Member, employee, consultant or advisor terminates and the Participant is then, or immediately thereafter becomes, an Eligible Individual due to another status or relationship with the Corporation or a Subsidiary.

        1.5    MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS.    Subject to adjustment in accordance with Section 6.2, the maximum number of Shares for which Awards under the Plan shall be available is 2,500,000. In addition, the Committee shall have the authority, in its sole discretion, to grant additional Options to a Participant who exercises an Option and pays the exercise price in Shares, in a quantity equal to the number of Shares delivered to the Corporation upon such exercise. Except as provided in Section 3.4, in the event any Awards granted under the Plan shall be forfeited, terminate, be canceled or expire, the number of Shares subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter again be available for grant under the Plan. In addition, if Shares are not delivered pursuant to a Phantom Stock Unit Award or a SAR Award that is not related to an Option because the Award is paid in cash or Shares subject to the Award are withheld to satisfy applicable tax withholding obligations upon exercise, payment or settlement of an Award other than Restricted Stock, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Shares for distribution to Participants before such Shares are due and distributable.

        1.6    GENERAL CONDITIONS TO GRANTS.    All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award or, if applicable, in the Participant's employment or other agreement with the Corporation or any Subsidiary.

SECTION 2. OPTIONS

        2.1    AWARD OF OPTIONS.

        (a)    General.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Incentive Stock Options or Nonqualified Stock Options, or both, shall be granted, the number of Shares covered by each Option, and the terms and conditions of each Option. Any Option not designated as an Incentive Stock Option shall be a Nonqualified Stock Option. In determining the Eligible Individuals who will be granted Options under the Plan, the Committee may consider such Individuals' responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant.

        (b)    Director Options.    Each Director shall be automatically granted, upon his or her initial election or appointment to the Board, a Director Option to purchase 5,000 Shares. The Option Price subject to the Director Option shall be equal to the Fair Market Value of a Share determined on the Grant Date. No portion of the Director Option shall be exercisable until the Director has completed one year of service as a Director beginning on the Grant Date, subject to Section 1.4. Thereafter, each Director Option shall be fully exercisable. To the extent not inconsistent with the foregoing, all other terms and conditions of the Director Options shall be subject to the remaining provisions of this Section 2.

        2.2    TERMS AND CONDITIONS OF OPTIONS.    Except as otherwise provided in Section 2.1(b) with respect to a Director Option or in an applicable Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee, in its sole discretion, may deem appropriate as set forth in the Award Agreement:

        (a)    Option Term.    Each Option shall expire on the 10th anniversary of the Grant Date (or, in the case of an Incentive Stock Option granted to a 10% Owner, on the 5th anniversary of the Grant Date) or such earlier expiration date as shall be specified in the Participant's Award Agreement. The Committee may extend such Option Term; provided, however, that (i) in the case of an Incentive Stock Option, such extension shall not, in any way, disqualify the Option's treatment as an Incentive Stock Option and (ii) the Option Term, including any such extensions, shall not exceed 10 years.

        (b)    Option Price.    The Option Price per Share shall be determined by the Committee, in its sole discretion, no later than the Grant Date of any Option; provided, however, that in the case of an Incentive Stock Option, the Option Price shall not be less than the Fair Market Value of a Share on the Grant Date (or, with respect to an Incentive Stock Option granted to a 10% Owner, 110% of the Fair Market Value of a Share on the Grant Date). In no event shall the Option Price per Share be less than the par value of a Share.

        (c)    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant.

    (i)
    Exercise Schedule.    Except as otherwise provided in the applicable Award Agreement with the Participant, an Option granted to a Participant who is a Key Employee, consultant or advisor shall become exercisable by the Participant in five equal annual installments of 20% of the total Shares subject to the Option. The first installment shall become exercisable on the December 31st next following the Grant Date and each other installment shall become exercisable on each of the next four anniversaries thereafter. With respect to an Option granted to a Participant who is a Director or Advisory Board Member, the Option shall become fully exercisable as of the January 1 immediately following the Grant Date or such later date as the Committee, in its sole discretion, determines. The preceding exercise schedules are subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in this Section 2.2 or in an applicable Award Agreement.

    (ii)
    Change in Control.    In the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such Change in Control and become fully exercisable.

        (d)    Exercise Upon Termination.    Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply upon a Participant's Termination:

    (i)
    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant's Beneficiary, heirs or estate may exercise his or her Options, to the extent the Option would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's death, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Participant's Beneficiary, heirs or estate shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant's death. Upon a Participant's death under this Subsection 2.2(d)(i), the exercisable portion of the Option as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant's death.

    (ii)
    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her Options to the extent the Option would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's Termination, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's Termination shall automatically expire and be forfeited as of the date of such Participant's Termination. If a Participant's service as a member of the Board or the Advisory Board terminates due to Disability, such Participant shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant's Termination. Upon a Participant's Termination due to Disability under this Subsection 2.2(d)(ii), the exercisable portion of the Option as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant's Disability.

    (iii)
    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board terminates due to Retirement, the Participant shall have the right to exercise all Options regardless of whether such Options are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 2.2(a) hereof or (y) one year following the date of Retirement.

    (iv)
    Termination Due to Cause.    If a Participant's service as a Director or Advisory Board Member terminates for Cause, any Option granted to such Participant shall expire immediately and all rights to purchase Shares (whether or not exercisable) under the Option shall cease upon such termination.

    (v)
    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 2.2(d)(i), (ii), (iii) or (iv) above, any Option granted to such Participant shall remain exercisable until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) three months from the date of such Termination. In such circumstance, the Option shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

        (e)    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to Eligible Individuals who are Key Employees at the Grant Date. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by any Key Employee during any calendar year under all option plans of the Corporation and any Subsidiary shall not exceed $100,000 or such other limit set forth in Section 422 of the Code (the "Code Limits"). If the aggregate Fair Market Value of such Shares exceeds the Code Limits, the excess Shares will be treated as Nonqualified Stock Options under this Plan. In reducing the number of Incentive Stock Options to meet the Code Limits, the most recently granted Incentive Stock Option shall be reduced first. If a reduction of simultaneously granted Options is necessary to meet the Code Limits, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an Incentive Stock Option. In the event that any Incentive Stock Option granted under the Plan fail to meet the requirements for Incentive Stock Options as set forth in the Code, such Incentive Stock Options will be treated and redesignated as a Nonqualified Stock Option for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

        (f)    Investment Representation.    Each Award Agreement for an Option shall provide that, upon demand by the Committee for such a representation, the Participant (or any person acting under Subsection 2.2(d)) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

        (g)    Participants to Have No Rights as Shareholders.    No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her Option prior to the date of issuance to him or her of such Shares.

        (h)    Other Option Provisions.    The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

        2.3    EXERCISE OF AND PAYMENT FOR OPTIONS.    An Option shall be exercised by the delivery to the Corporation during the Option Term of (a) written notice of intent to purchase a specific number of Shares subject to the Option and (b) payment in full of the Option Price of such specific number of Shares. Unless otherwise limited in an Award Agreement, payment of the Option Price may be made either (i) in cash, certified check or wire transfer, (ii) subject to the approval of the Committee, in Mature Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Mature Shares having a total fair market value, as so determined, equal to the purchase price, (iii) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, or (iv) a combination of the foregoing.

        2.4    NOTICE OF DISQUALIFYING DISPOSITION.    A Participant shall notify the Corporation of any disposition of Shares issued upon exercise of an Incentive Stock Option within 10 business days after such disposition if such disposition is made during the holding period described in Section 422(a) of the Code resulting in a disqualifying disposition (within the meaning of Treasury Regulation Section 1.421-5).

SECTION 3. STOCK APPRECIATION RIGHTS

        3.1    AWARD OF STOCK APPRECIATION RIGHTS.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted, the number of Shares to be granted to each such Eligible Individual and the terms and conditions of each SAR. When granted, SARs may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of Shares subject to such Option. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant's associated SARs shall terminate upon (a) the expiration, termination, forfeiture or cancellation of such Option, or (b) the exercise of such Option.

        3.2    STRIKE PRICE.    The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (a) specify a higher Strike Price in the Award Agreement or (b) provide that the amount payable upon exercise of any SAR shall not exceed a percentage of Fair Market Value of a Share on such Grant Date as the Committee shall specify.

        3.3    EXERCISABILITY OF SARS.    SARs granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant. Unless otherwise specified in the applicable Award Agreement, the following terms and conditions shall apply:

        (a)    SARs Granted to Directors or Advisory Board Members.    SARs granted to a Participant who is a Director or Advisory Board Member shall become exercisable (i) in the case of each SAR not identified with an Option, on the first anniversary of the Grant Date of the SAR, or in such other amounts and over such other time period as may be determined by the Committee, and (ii) in the case of each SAR that is identified with an Option, at the time or times at which the Option with which such SAR is identified may be exercised. The preceding exercise schedule is subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in Subsection 3.3(c) and Section 3.6 or in an applicable Award Agreement.

        (b)    SARs Granted to Key Employees, Consultants or Advisors.    SARs granted to a Participant who is a Key Employee, consultant or advisor shall become exercisable (i) in the case of each SAR not identified with an Option, in five equal annual installments of 20% of the Shares subject to the SAR, with the first installment becoming exercisable on the December 31st next following the Grant Date and each other installment becoming exercisable on each of the next four anniversaries thereafter, and (ii) in the case of each SAR that is identified with an Option, at the time or times at which the Option with which such SAR is identified may be exercised. The preceding exercise schedule is subject to the

Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in Subsection 3.3(c) and Section 3.6 or in an applicable Award Agreement.

        (c)    Change in Control.    In the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such Change in Control and become fully exercisable.

        (d)    SAR Term.    Each SAR shall expire on the 10th anniversary of the Grant Date or, if earlier, upon expiration of any Option with which the SAR is identified. The Committee may extend such SAR term; provided, however, that the SAR term, including any such extensions, shall not exceed 10 years.

        3.4    EXERCISE OF SARS.    SARs shall be exercised by delivery to the Corporation of the Participant's written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of an equal number of Shares subject to such Option, and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan. Upon exercise of an SAR, a Participant shall be entitled to receive a per Share payment from the Corporation in an amount equal to (a) the Fair Market Value of the Share on the date of such exercise, minus (b) the Strike Price of Shares subject to the SAR. Such payment shall be made in cash (subject to applicable withholding), except that the Committee, in its sole discretion, may provide, in the applicable Award Agreement, that payment may be made, wholly or partly, in Shares.

        3.5    NO RIGHTS AS SHAREHOLDERS.    No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her SAR.

        3.6    EXERCISE OF SAR IN THE EVENT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise SARs following a Termination. Such provisions need not be uniform among all SARs granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

        (a)    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant's Beneficiary, heirs or estate may exercise his or her SARs, to the extent the SARs would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's death, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death. If Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Participant's Beneficiary, heirs or estate shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant's death. Upon a Participant's death, the exercisable portion of the SAR as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant's death.

        (b)    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her SARs to the extent the SAR would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's Termination, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's Termination shall automatically expire and be forfeited as of the date of such Participant's Termination. If a Participant's service as a member of the Board or the Advisory Board terminates due to Disability, such Participant shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant's Termination. Upon a Participant's Termination due to Disability under this Subsection 3.6(b), the exercisable portion of the SAR as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant's Disability.

        (c)    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board terminates due to Retirement, the Participant shall have the right to exercise all SARs regardless of whether such SARs are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year following the date of Retirement.

        (d)    Termination Due to Cause.    If a Participant's service as a Director or Advisory Board Member terminates for Cause, any SAR granted to such Participant shall expire immediately and all rights to exercise the SAR (whether or not exercisable) shall cease upon such termination.

        (e)    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 3.6(a), (b), (c), or (d) above, any SAR granted to such Participant shall remain exercisable until the earlier of the (x) expiration date determined under Subsection 3.3(d) or (y) three months from the date of such Termination. In such circumstance, the SAR shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

SECTION 4. RESTRICTED STOCK

        4.1    AWARD OF RESTRICTED STOCK.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Restricted Stock shall be granted and the Restrictions as provided in this Section. All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the sole discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives. Such Restrictions need not be the same for each grant or for each Participant.

        4.2    RESTRICTED PERIOD/RESTRICTIONS.    At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to a Participant may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any, except to the extent provided in Section 6.8, and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable.

        4.3    RIGHTS AS STOCKHOLDERS.    Except for the conditions outlined in Section 4.2, and the forfeiture conditions described in Section 4.5, each Participant shall have all rights of a shareholder of the Corporation, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the shareholders of the Corporation.

        4.4    DELIVERY OF SHARES.    The certificates for any Restricted Stock granted to a Participant under the Plan shall be held (together with a stock power executed in blank by the Participant) in escrow by the Secretary of the Corporation under the Participant's name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited. At the end of the Restricted Period and/or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5, and subject to the satisfaction of the Corporation's withholding obligations described in Section 6.8, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section 4.2.

        4.5    EFFECT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to Shares subject to a Restricted Stock Award following a Termination. Such provisions need not be uniform among all Awards of Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

        (a)    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not died, within the calendar year following such Participant's death shall be released on the date of the Participant's death as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not died, within the calendar year following the Participant's death will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination.

        (b)    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not incurred a Termination, within the calendar year following such Participant's Termination shall be released on the date of the Participant's Termination as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not Terminated, within the calendar year following the Participant's Termination due to Disability will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her Disability, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

        (c)    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her Retirement, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

        (d)    Termination Due to Cause.    If a Participant's service as a member of the Board or Advisory Board shall terminate for Cause, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such termination of service.

        (e)    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 4.5(a), (b), (c), or (d) above, all Restricted Stock awarded to the Participant under the Plan which is then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such Termination.

        4.6    SECTION 83(b) ELECTIONS.    A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the Fair Market Value of any Shares of Restricted Stock in gross income while the Shares are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within 10 days of making such election and promptly furnish to the Corporation a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

        4.7    CHANGE IN CONTROL.    In the event of a Change in Control, all Restricted Periods shall end, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participants free from such Restrictions as soon as practicable following such Change in Control.

SECTION 5. PHANTOM STOCK UNITS

        5.1    AWARD OF PHANTOM STOCK UNITS.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Phantom Stock Units shall be granted, the number of Phantom Stock Units to be granted to any one Eligible Individual, the Restricted Period, the ability of Participants to defer the receipt of payment of such Phantom Stock Units, and the other terms and provisions of such Award.

        5.2    VALUE OF PHANTOM STOCK UNITS.    Each Phantom Stock Unit shall have an initial value that is established by the Committee at the Grant Date. The Committee may set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Phantom Stock Units that will be paid out to the Participant.

        5.3    NO RIGHTS AS SHAREHOLDERS.    No Participant shall have any rights as a shareholder with respect to any Phantom Stock Units subject to his Award.

        5.4    VESTING OR EARNING OF PHANTOM STOCK UNITS.    Subject to the terms of the Plan, after the applicable Restricted Period has ended, the Participant shall be entitled to receive a payout of the number and value of Phantom Stock Units vested or earned, as the case may be, by the Participant over the Restricted Period. If the Committee establishes performance goals for an Award, the number and value of Share Units will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

        5.5    FORM AND TIMING OF PAYMENT OF PHANTOM STOCK UNITS.    Except as provided below, payment of vested or earned Phantom Stock Units shall be made in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the vested or earned Phantom Stock Units at the close of the applicable Restricted Period. At the Grant Date or shortly thereafter, the Committee, in its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned Phantom Stock Unit Award. At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares earned in connection with a Phantom Stock Unit Award which has been vested or earned, but not yet distributed to Participants (such dividends shall be subject to the same forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, if any).

        5.6    EFFECT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award following a Termination. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

        5.7    CHANGE IN CONTROL.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award in the event of a Change in Control. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

SECTION 6. GENERAL PROVISIONS

        6.1    GENERAL CREDITOR STATUS.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; provided, however, that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or pay cash; provided, further, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

        6.2    CERTAIN ADJUSTMENTS TO SHARES.    In the event of any change in the Shares by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares of or by the Corporation, the number and kind of Shares available for Awards under the Plan, the number and kind of Shares or Phantom Stock Units subject to an outstanding Award, the Option Price, Strike Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a "modification" within the meaning of Section 424 of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

        6.3    SUCCESSOR CORPORATION.    The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

        6.4    NO CLAIM OR RIGHT UNDER THE PLAN.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or advisor any right to be retained in the employ of or by the Corporation or any Director or Advisory Board Member any right to continue in the service of the Board or Advisory Board, as the case may be.

        6.5    AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS.    No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

        6.6    LISTING AND QUALIFICATION OF SHARES.    The Corporation, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Option or SAR or pursuant to an Award of Restricted Stock or Phantom Stock Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

        6.7    WITHHOLDING TAXES.    The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) accepting a remittance from the Participant in cash, or, in the Committee's sole discretion, in Mature Shares, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation or Subsidiary to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Shares, or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Shares at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (A) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (B) delivering to the Corporation such portion of the Shares delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (C) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

        6.8    NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

        (a)    Transferability Restrictions.    Unless otherwise provided in an Award Agreement, an Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative, except that a Participant may, if permitted by the Committee, in its sole discretion, transfer an Award, or any portion thereof, to one or more members of the Participant's Immediate Family, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the Participant. In the case of a transfer of Restricted Stock or Phantom Stock Units hereunder, the terms and conditions of the Restricted Period and Restrictions, if any, shall continue to apply to the Permitted Transferee of such Shares or Units, as applicable. In the case of a transfer of an Option or SAR hereunder, the exercisability of such transferred Option or SAR, as applicable, shall continue to apply to the Permitted Transferee.

        (b)    Beneficiary Designations.    Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

        6.9    PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

        6.10    NO LIABILITY OF COMMITTEE MEMBERS.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or Director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

        6.11    AMENDMENT OR TERMINATION.    Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a Participant by an individual written agreement approved by the Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, the Plan shall terminate and no further Awards shall be made under the Plan after the 10th anniversary of the effective date of the Plan specified in Subsection 1.1.

        6.12    GOVERNING LAW.    The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

        6.13    NON-UNIFORM DETERMINATIONS.    The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements, including, but not limited to, (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of Terminations.

        6.14    NO ILLEGAL TRANSACTIONS.    The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise, or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

        6.15    SEVERABILITY.    If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

        6.16    HEADINGS.    Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

MACK-CALI REALTY CORPORATION

DATE:	MAY 20, 2004
TIME:	2:00 P.M.
PLACE:	HYATT REGENCY JERSEY CITY ON THE HUDSON HARBORSIDE FINANCIAL CENTER 2 EXCHANGE PLACE JERSEY CITY, NEW JERSEY 07302

                                                                                                                    DETACH HERE
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MACK-CALI REALTY CORPORATION
This Proxy is Solicited by the Board of Directors
P R O X Y	The undersigned hereby appoint(s) Mitchell E. Hersh, Timothy M. Jones, Barry Lefkowitz, Roger W. Thomas and Michael A. Grossman, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") to be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey, 07302, on Thursday, May 20, 2004, at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of shares the undersigned would be entitled to vote if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. ANY PRIOR PROXIES ARE HEREBY REVOKED.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

MACK-CALI REALTY CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O.BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card, each of which is permitted by the Maryland General Corporation Law, votes all common shares of Mack-Cali Realty Corporation that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by:

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cli	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

                                                             DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
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☒	Please mark votes as in this example.
The Board of Directors recommends a vote "FOR" proposals number 1, 2 and 3.
1.	Election of Directors.
	Nominees for Director:	(01) Alan S. Bernikow (02) Martin D. Gruss (03) Vincent Tese (04) Roy J. Zuckerberg
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For, except withheld from the above nominee(s)
		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐
3.	Approval and adoption of the Mack-Cali Realty Corporation 2004 Incentive Stock Plan.	☐	☐	☐
The Board of Directors recommends a vote "AGAINST" proposal 4.

		FOR	AGAINST	ABSTAIN

4.	Approval and adoption of a shareholder proposal, if presented at the Annual Meeting, requesting that the Company implement a comprehensive policy governing related party transactions.	☐	☐	☐

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting. Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 15, 2004.

Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer give full title.
Signature:	Date:	Signature:	Date:

QuickLinks

SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
MACK-CALI REALTY CORPORATION 11 Commerce Drive Cranford, New Jersey 07016
MACK-CALI REALTY CORPORATION 11 Commerce Drive Cranford, New Jersey 07016 PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
2003 Directors' Compensation
EXECUTIVE COMPENSATION
Summary Compensation Table
AGGREGATED OPTION/WARRANT/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR
Equity Compensation Plan Information
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MACK-CALI REALTY CORPORATION, THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 APPROVAL OF THE MACK-CALI REALTY CORPORATION 2004 INCENTIVE STOCK PLAN
PROPOSAL NO. 4 SHAREHOLDER PROPOSAL
Supporting Statement
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
MACK-CALI REALTY CORPORATION 2004 INCENTIVE STOCK PLAN